                                                                Exhibit 10.3
______________________________________________________________________________




                            STOCK PURCHASE AGREEMENT




                                     among

                                 TELEGATE, INC.

                                  TELEGATE AG

                           CFW COMMUNICATIONS COMPANY

                                      and

                         CFW INFORMATION SERVICES INC.



______________________________________________________________________________

                            STOCK PURCHASE AGREEMENT
                            ------------------------

          THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of May 17, 2000 among Telegate, Inc., a Delaware corporation ("Buyer"), Telegate AG, a Federal Republic of Germany corporation ("Telegate"), CFW Communications Company, a Virginia corporation ("Seller") and CFW Information Services Inc., a Virginia corporation (the "Company").

                                   PREAMBLE:

          WHEREAS, Buyer wishes to purchase from Seller and Seller wishes to sell to Buyer all of the outstanding capital stock of the Company on the terms and conditions set forth herein; and

          WHEREAS, the Board of Directors of Seller has (i) determined that the sale of the outstanding capital stock of the Company is fair to the shareholders of Seller common stock and is in the best interests of such shareholders and
(ii) approved and adopted this Agreement and the transactions contemplated hereby.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:


                                   ARTICLE I


                                  DEFINITIONS

1.1.  Definitions. The following terms shall have the following meanings for the
      -----------
purposes of this Agreement:

          "Affiliate" means, with respect to any specified Person, (1) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person,
(2) any other Person which is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of its equity securities of the specified Person or a Person described in clause
(1) of this paragraph, (3) another Person of which the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, or (4) any relative or spouse of the specified Person or any of the foregoing Persons.

          "Agreement" shall mean the Stock Purchase Agreement, together with the Exhibits and Schedules attached hereto, as the same may be amended from time to time.

          "AT&T Directory Assistance Agreement" means the agreement dated February 25, 2000, between AT&T Corporation and Seller for Seller and the Company to provide directory assistance services to AT&T, including the Letter of Authorization providing that AT&T will pay Seller to make certain upgrades to the network of the Company, all as amended.

          "AT&T Reimbursement Amount" has the meaning set forth in Section 5.16(b) hereof.

          "Audit" means any audit, assessment of Taxes, reassessment of Taxes, or other examination by any taxing authority or any judicial or administrative proceedings or appeal of such proceedings.

          "Base Date Net Working Capital" shall mean the negative amount of $41,383, which is an amount equivalent to cash and cash equivalents, accounts receivable (excluding Tax refunds), and prepaid expenses minus accounts payable, accrued payroll and other accrued liabilities (excluding accrued Taxes) on the books of the Company as of December 31, 1999, as set forth on Exhibit A hereto.

          "Benefit Plans" has the meaning set forth in Section 3.15(b) hereof.

          "Business Day" means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which commercial banks located in New York City are generally closed for business.

          "Buyer" shall mean Telegate, Inc., a Delaware corporation.

          "Buyer Confidential Information" means all confidential information concerning Buyer or its Affiliates, excluding any information which Seller can demonstrate (1) was previously known by Seller without any obligation to hold it in confidence; (2) was received from a third party free to disclose such information without restriction; (3) was independently developed by Seller without the use of Buyer Confidential Information; (4) was approved for release by written authorization of Buyer, but only to the extent of such authorization;
(5) is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure; (6) is disclosed in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof, but only to the extent of and for the purposes of such order, and only if Seller first notifies Buyer of the order to permit Buyer to seek an appropriate protection order; or (7) is or becomes available to the public through no breach of this Agreement.

          "Buyer Savings Plan" has the meaning set forth in Section 5.13(b) hereof.

          "Call Centers Lease Agreements" means those agreements to be entered into between Seller and the Company in the form of Exhibits B, C, D and E hereto.

          "Cash Consideration" shall have the meaning set forth in Section
2.2(a).

          "Closing" means the consummation of the transactions contemplated herein.

          "Closing Date" has the meaning set forth in Section 8.1 hereof.

          "Closing Date Net Working Capital" shall mean an amount equivalent to cash and cash equivalents, accounts receivable (excluding Tax refunds), and prepaid expenses minus accounts payable, accrued payroll and other accrued liabilities (excluding accrued Taxes) on the books of the Company as of the Closing Date, as determined in accordance with
Section 2.3 of this Agreement.

          "Closing Date Statement" shall mean a statement of the Closing Date Net Working Capital prepared consistent with the statement of Base Date Net Working Capital set forth on Exhibit A and in accordance with GAAP.

          "Code" shall mean the United States Internal Revenue Code of 1986, as amended or (as appropriate in the context used) any predecessor statute.

          "Company" shall mean CFW Information Services Inc., a Virginia corporation.

          "Company Employees" has the meaning set forth in Section 5.13(b) hereof.

          "Company Shares" means the 10 shares of common stock, $0 par value per share, of the Company.

          "Computer System" means all computer hardware and software and related materials used by Company in its business.

          "Consent" has the meaning set forth in Section 3.3(a).

          "Consideration" has the meaning set forth in Section 2.2.

          "Contract" means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, which is intended or purports to be binding and enforceable.

          "Delivery Price" has the meaning set forth in Section 2.2(b) hereof.

          "Directory Assistance Agreement" means that agreement to be entered into between Seller and the Company in the form of Exhibit F hereto.

          "Directory Assistance Business" shall mean the directory assistance services that each of the Seller and the Company provide, or are contractually obligated to provide, as of the Closing Date.

          "Dollars" or numbers preceded by the symbol "$" means amounts in United States Dollars.

          "Environmental Law" shall mean any Law which relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental Response, Compensation and Liability

Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, any so-called "Superfund" or "Superlien Law" including those already referred to in this definition, as amended, and any other Law of any Governmental Authority having a similar subject matter in effect as of the Execution Date.

          "Environmental Permit" shall mean any permit, license, approval, consent or other authorization required by or pursuant to any applicable Environmental Law.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean, with respect to any Person, each corporation, trade or business that is, along with such Person, part of the same controlled group of corporations, trades or businesses under common control within the meaning of sections 414(b) or (c) of the Code.

          "Escrow Agreement" means that agreement to be entered into between Seller and Buyer in the form of Exhibit G hereto.

          "Escrowed Amount" has the meaning set forth in Section 5.16(b) hereof.

          "Execution Date" means the date this Agreement is signed by the parties hereto.

          "Final Price" has the meaning set forth in Section 2.2(b) hereof.

          "Financial Statements" shall have the meaning set forth in Section 3.5 hereof.

          "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statements.

          "Gibson Employment Agreement" shall mean the agreement between David
L. Gibson and the Company dated the date hereof and attached as Exhibit H hereto.

          "Governmental Authority" means the government of the United States or the Federal Republic of Germany or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Substance" means any material or substance which, as of the Execution Date (i) constitutes a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any applicable Environmental Law) or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any applicable Environmental Law.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Income Tax" means any tax based on or measured by net income.

          "Income Tax Return" means any Tax Return of or relating to any Income Tax.

          "Indemnified Person" means the Person or Persons entitled to, or claiming a right to, indemnification pursuant to this Agreement.

          "Indemnifying Person" means the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification pursuant to this Agreement.

          "Intellectual Property" means any and all trademarks, trade names, service marks, patents, copyrights (including any registrations, applications, licenses or rights relating to any of the foregoing), technology, trade secrets, inventions, know-how, designs, computer programs, processes, formulas and all other intangible assets, properties and rights.

          "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, or imposed by any Governmental Authority.

          "Leased Property" means all real property and interests in real property leased by the Company.

          "Lien" means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

          "Loss" or "Losses" means any and all liabilities, losses, costs, claims, damages, penalties and expenses (including attorneys' fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all attorneys' fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity. Without limitation, "Loss" and "Losses" shall include fees and disbursements of counsel incurred by any Indemnified Party in an action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise.

          "LSSI" has the meaning set forth in Section 3.6(b) hereof.

          "Major Customers" has the meaning set forth in Section 3.23(a) hereof.

          "Major Suppliers" has the meaning set forth in Section 3.23(b) hereof.

          "Material Adverse Change" means a change in the business, assets, liabilities, cash flows or financial condition of the Company or the Directory Assistance Business which is materially adverse to the Company; provided, however, that for purposes of determining whether there shall have been any such Material Adverse Change, there shall be disregarded (i) any adverse change resulting from or relating to general business or economic conditions, (ii) any adverse change resulting from or relating to conditions generally affecting the industry in which the Company competes, and (iii) any adverse change resulting from or relating to the disclosure of the transactions contemplated hereby to any of the Company's or Seller's customers or suppliers, provided, however, that any adverse change resulting from or relating to the disclosure of the transactions contemplated hereby to AT&T Corp. shall not be disregarded for purposes of determining whether there shall have been any such Material Adverse Change.

          "Material Adverse Effect" means an effect on the business, assets, liabilities, cash flows, or financial condition of the Company or the Directory Assistance Business which is materially adverse to the Company; provided, however, that for purposes of determining whether there shall have been any such Material Adverse Effect, there shall be disregarded (i) any adverse effect resulting from or relating to general business or economic conditions, (ii) any adverse effect resulting from or relating to conditions generally affecting the industry in which the Company competes, and (iii) any adverse effect resulting from or relating to the disclosure of the transactions contemplated hereby to any of the Company's or Seller's customers or suppliers, provided, however, that any adverse effect resulting from or relating to the disclosure of the transactions contemplated hereby to AT&T Corp. shall not be disregarded for purposes of determining whether there shall have been any such Material Adverse Effect.

          "NCO" shall mean the NCO Group, Inc.

          "Owned Property" means all real property and interests in real property owned in fee by the Company.

          "Person" means any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity, including a government or government department, agency or instrumentality.

          "Post-Closing Short Year" has the meaning set forth in Section 5.12(b) hereof.

          "Pre-Closing Short Year" has the meaning set forth in Section 5.12(b) hereof.

          "Providing Party" has the meaning set forth in Section 5.12 hereof.

          "Referee" shall have the meaning set forth in Section 2.3(b) hereof.

          "Related Agreement" means any Contract which is to be entered into at the Closing or otherwise pursuant to this Agreement, including, without limitation, (i) the Directory Assistance Agreement, (ii) the Call Centers Lease Agreements, (iii) the Telecommunications Services and Collocation Lease Agreement, (iv) the Transitional Services Agreement, (v) the Escrow Agreement,
(vi) the Stock Escrow Agreement; (vii) the Gibson Employment Agreement, (viii) the Bill of Sale, and (ix) the Assignment and Assumption Agreement. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements," "its Related Agreements" or another similar expression.

          "Requesting Party" has the meaning set forth in Section 5.12 hereof.

          "Section 338(h)(10) Election" has the meaning set forth in Section 5.12(g) hereof.

          "Section 338(h)(10) Election Form" has the meaning set forth in
Section 5.12(g)
hereof.

          "Seller" shall mean CFW Communications Company, a Virginia corporation.

          "Seller Confidential Information" means all confidential information concerning the Seller or its Affiliates, excluding any information which Buyer can demonstrate (1) was previously known by Buyer without any obligation to hold it in confidence; (2) was received from a third party free to disclose such information without restriction; (3) was independently developed by Buyer without the use of Seller Confidential Information; (4) was approved for release by written authorization of Seller, but only to the extent of such authorization; (5) is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure; (6) is disclosed in response to a valid order of a court or other governmental body of the United States or the Federal Republic of Germany or any political subdivision thereof, but only to the extent of and for the purposes of such order, and only if Buyer first notifies Seller of the order to permit Seller to seek an appropriate protection order; or (7) is or becomes available to the public through no breach of this Agreement.

          "Seller Directory Assistance Assets" means those (a) trade receivables due from customers for directory assistance services provided including billed and unbilled amounts, (b) other receivables due to Seller from third parties relating to directory assistance activities, (c) inventory of Seller's directory assistance equipment and supplies, (d) prepayments to Seller for services or other purchases relating to directory assistance operations, and (e) equipment and assets used exclusively in connection with the Directory Assistance Business and contractual rights arising out of, in any way connected with, or related to the Directory Assistance Business, including but not limited to the AT&T Directory Assistance Agreement and equipment and other assets purchased by Seller in connection therewith, but excluding such switching and transmission equipment as will be leased to the Company pursuant to, and as set forth in, the Telecommunications Services and Collocation Lease Agreement.

          "Seller Directory Assistance Liabilities" means, those trade payables, equipment leases, software licenses, and related contractual obligations of the Seller arising directly out of the Directory Assistance Business, in each case, as of the Closing Date.

          "Seller Pension Plan" shall have the meaning set forth in Section 5.13(b) hereof.

          "Seller Savings Plan" has the meaning set forth in Section 5.13(b) hereof.

          "Special Service Period" has the meaning set forth in Section 5.13(c) hereof.

          "Stock Consideration" shall have the meaning set forth in Section 2.2(b).

          "Stock Escrow" has the meaning set forth in Section 2.2(b) hereof.

          "Stock Escrow Agreement" has the meaning set forth in Section 2.2(b) hereof.

          "Subsidiaries" means any Person more than 50% of the voting power of which is controlled by another Person.

          "Tax Indemnified Party" has the meaning set forth in Section 10.10(b) hereof.

          "Tax Indemnifying Party" has the meaning set forth in Section 10.10(b) hereof.

          "Tax Indemnity" has the meaning set forth in Section 10.10(a) hereof.

          "Tax Loss" has the meaning set forth in Section 10.10(b) hereof.

          "Taxes" means all taxes, charges, fees, duties, levies or other assessments which are imposed by any Governmental Authority, including any interest, penalties and additions to tax attributable thereto. "Tax" means any of such Taxes.

          "Tax Return" means any report, return or other information (including schedules, attachments and disclosures) required to be supplied to a Governmental Authority in connection with any Taxes.

          "Telecommunications Services and Collocation Lease Agreement" has the meaning set forth in Section 5.21 hereof.

          "Telegate Reports" has the meaning set forth in Section 4.8 hereof.

          "Telegate Shares" shall mean shares of common stock of Telegate AG traded on the Neuer Markt of the Frankfurt Stock Exchange.

          "Telegate Shares Closing Value" shall mean the product of the sum of the closing price of shares of the common stock of Telegate AG on the Neuer Markt of the Frankfurt Stock Exchange for each of the last twenty (20) trading days that the Neuer Markt of the Frankfurt Stock Exchange is open preceding the date that is two days preceding the Closing Date, divided by twenty (20); such amount to be converted to equivalent dollar value based upon the mid-range exchange rate between euros and dollars as quoted at 4:00 p.m. Eastern Time in New York on the date that is two days preceding the Closing Date, as published in the Wall Street Journal on the date that is the day before the Closing Date.

          "Transitional Services Agreement" means that agreement to be entered into between Seller and Company in the form of Exhibit I hereto.

          "Transition Services Period" means the one hundred twenty (120) days after the Closing Date, unless further extended by the mutual agreement of Seller and Buyer.

                                   ARTICLE II


                          SALE AND PURCHASE OF SHARES

     2.1.  Sale and Purchase. Upon the terms and subject to the conditions of
           -----------------
this Agreement, on the Closing Date Seller hereby agrees to sell to Buyer the Company Shares, which Company Shares in the aggregate represent 100% of the issued and outstanding shares of capital stock of the Company, free and clear of all Liens, and Buyer hereby agrees to purchase all such Company Shares for an aggregate purchase price of $35,500,000, subject to adjustment as set forth in
Section 2.3.

     2.2.  Payment of Purchase Price. In consideration for the Company Shares,
           -------------------------
Buyer, at Closing, will:

           (a) pay in cash to Seller Thirty-Two Million and No/100s Dollars ($32,000,000) (the "Cash Consideration"); and

           (b) convey (or cause Telegate to convey at Buyer's direction) to Seller such number of Telegate Shares as are equal to Three Million Five Hundred Thousand (3,500,000) divided by the Telegate Shares Closing Value (the "Stock Consideration") (such Stock Consideration, along with the Cash Consideration to be paid pursuant to subsection (a) shall be referred to as the "Consideration"); provided, however, that if Buyer or Telegate does not convey such Stock Consideration to Seller at the Closing, then Buyer shall place into an escrow account, pursuant to the terms of an escrow agreement (the "Stock Escrow Agreement") to be entered into at Closing, the sum of US $3,500,000 (the "Stock Escrow"). The Stock Escrow Agreement shall provide that:

               (i) if the Stock Consideration is delivered by Buyer or Telegate to Seller on or before the 180th day following Closing, the Stock Escrow (plus interest thereon) shall be paid to Buyer upon delivery of such Stock Consideration to Seller; provided, however, that if the closing price of the Telegate Shares as reported on the Neuer Markt of the Frankfurt Stock Exchange on the date that is two days before the date of such delivery (the "Delivery Price") is less than the Telegate Shares Closing Value (without conversion to equivalent dollar value), the Stock Consideration shall be adjusted to equal the number of Telegate Shares equal to 3,500,000 divided by the Delivery Price (prior to dividing 3,500,000, the Delivery Price shall be first converted to equivalent dollar value based upon the mid-range exchange rate between euros and dollars as quoted at 4:00 p.m. Eastern Time in New York on the date that is two days preceding such delivery, as published in the Wall Street Journal on the date that is the date before delivery of the Stock Consideration);

               (ii) if the Stock Consideration is not delivered by Buyer or Telegate to Seller on or before the 180th day following Closing, the Stock Escrow (plus interest thereon) shall be paid to Seller; and

               (iii) all expenses of the escrow agent shall be the sole responsibility of Buyer and Telegate.

          The Cash Consideration shall be paid to Seller on the Closing Date by means of wire transfer of immediately available funds to a bank account as designated by Seller to Buyer no later than the third Business Day prior to the Closing Date. The Stock Consideration shall be paid by delivery of certificates duly endorsed in the name of the Seller.

     2.3. Purchase Price Adjustment.
          -------------------------

          (a) The Consideration is subject to adjustment, upward or downward, based upon the difference between Base Date Net Working Capital and Closing Date Net Working Capital; provided, however, that there shall be no adjustment unless and until the difference between Base Date Net Working Capital and Closing Date Net Working Capital first exceeds $1,000,000, in which event the Consideration shall be adjusted for any such difference exceeding $1,000,000, on the basis of one dollar in adjustment, upward or downward, for every two dollars in difference between Base Date Net Working Capital and Closing Date Net Working Capital. Within five (5) Business Days after the Closing Date Net Working Capital is finally determined in accordance with Section 2.3(b), and subject to the preceding sentence, (i) if Closing Date Net Working Capital is less than Base Date Net Working Capital, Seller shall pay to Buyer in cash by wire transfer of immediately available funds the amount by which Closing Date Net Working Capital is less than Base Date Net Working Capital or (ii) if Closing Date Net Working Capital is more than Base Date Net Working Capital, Buyer shall pay to Seller in cash by wire transfer of immediately available funds the amount that Closing Date Net Working Capital is more than Base Date Net Working Capital.

          (b) In order to confirm the Closing Date Net Working Capital, Seller and McGladrey & Pullen, LLP, Seller's independent public accounts, shall prepare and deliver to Buyer the Closing Date Statement, along with a review report with respect thereto as promptly as practicable after the Closing Date, but in any event within thirty (30) days of the Closing Date.

          Buyer and its independent public accountants, PriceWaterhouseCoopers, LLP, shall be entitled to review McGladrey & Pullen, LLP's workpapers within thirty (30) days after receipt by Buyer of the Closing Date Statement. If Buyer shall have any objections to such draft Closing Date Statement, it will deliver a detailed statement describing its objections to Seller within forty (40) days after receipt thereof. Seller and Buyer will use their reasonable best efforts to resolve any such objections. If a final resolution is not obtained within ten (10) days after Seller has received the statement of objections, Buyer and Seller will select an accounting firm mutually acceptable to them to resolve any remaining objections. If Buyer and Seller are unable to agree on the choice of an accounting firm, they will select a "Big 5" firm (the "Referee") by lot after excluding PriceWaterhouseCoopers, LLP. The Referee will be engaged to render within thirty (30) days from the date of such engagement an opinion regarding the issue or issues in dispute and such opinion (absent manifest error) shall be binding on the parties hereto. Seller will revise the draft Closing Date Statement, as appropriate, to reflect the resolution of all objections (as agreed upon by the parties or directed by such Referee) and deliver them to Buyer within five (5) days after the resolution of such objections. Such revised statement shall constitute the "Closing Date Statement."

          (c) Buyer shall pay the fees and expenses of PriceWaterhouseCoopers, LLP incurred in connection with this Section 2.3 and Seller shall pay the fees and expenses of McGladrey & Pullen, LLP. Buyer and Seller shall each pay one half of the fees and expenses of the Referee, if any.

                                  ARTICLE III


                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Buyer as follows:

     3.1. Due Incorporation. The Seller and the Company each is duly organized,
          -----------------
validly existing and in good standing under the laws of their respective jurisdictions of organization, with all requisite corporate powers and authority to own, lease and operate their respective properties and to carry on their respective businesses as they are now being owned, leased, operated and conducted. Except where the failure to be so qualified would not have a Material Adverse Effect on the business or properties of the Company (separately or in combination with other such failures), the Company is not required to be licensed or qualified to do business as a foreign corporation in any jurisdiction. True, correct and complete copies of the Articles of Incorporation and Bylaws, as amended, and excerpts of all minutes of meetings (or written consents in lieu of meetings) of the Board of Directors (and all committees thereof) and stockholders of the Company with respect to all material actions taken or discussed by the Board of Directors and stockholders of the Company have been made available to Buyer. Except as set forth on Schedule 3.1, all
                                                          ------------
material actions taken by the Board of Directors and stockholders of the Company are reflected in such minutes and consents. Except as set forth on Schedule 3.1,
                                                                   ------------
the Company does not have any direct or indirect subsidiaries, either wholly or partially owned, and does not hold any direct or indirect economic, voting or management interest in any Person or directly or indirectly own any security issued by any Person, except that as of Closing the Company shall own 2,500,000 shares of LSSI in accordance with Section 5.18 hereof.

     3.2. Due Authorization. The Seller and the Company have full power and
          -----------------
authority to enter into this Agreement and the Related Agreements to which each is a party and to consummate the transactions contemplated hereby and thereby. The Seller and the Company have duly and validly executed and delivered this Agreement and each of them has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) their respective Related Agreements. This Agreement constitutes legal, valid and binding obligations of the Seller and the Company and each Related Agreement upon execution and delivery by the parties signatory thereto will constitute legal, valid and binding obligations of the signatories thereof, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

     3.3. Consents and Approvals; Authority Relative to this Agreement.
          ------------------------------------------------------------

          (a) Except as set forth on Schedule 3.3(a) and filings required under
                                     ---------------
the HSR Act, no consent, permit, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement (individually and collectively a "Consent") is necessary in connection with the execution, delivery and performance by the Seller and the Company of this Agreement, the Related Agreements or the consummation of the transactions contemplated hereby or thereby.

          (b) Except as set forth on Schedule 3.3(b), the execution, delivery
                                     ---------------
and performance by Seller and the Company of this Agreement and their respective Related Agreements does not and will not, and the consummation of the transactions contemplated hereby and thereby does not and will not, (i) violate any Law applicable to the Company or the Seller; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of the Company or Seller's Directory Assistance Assets under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, (x) any Contract to which the Company is a party or by which the Company or any of its assets or properties are bound, or (y) any Contract to which the Seller is a party or by which the Seller or any of its assets or properties are bound, but only to the extent such Contract arises from or is related to the Directory Assistance Business or is included in the Seller's Directory Assistance Assets or Seller's Directory Assistance Liabilities; (iii) permit the acceleration of the maturity of any (x) indebtedness of the Company or indebtedness secured by its assets or properties, or (y) any indebtedness of Seller, but only to the extent such indebtedness arises from or is related to the Directory Assistance Business, or indebtedness secured by Seller's assets or properties, but only to the extent such assets or properties are included in the Seller's Directory Assistance Assets; or (iv) violate or conflict with any provision of any of the articles of incorporation, charters, bylaws or similar organizational instruments of each of the Seller or the Company, except as would not have a Material Adverse Effect.

     3.4. Capitalization.
          --------------

          (a) The authorized capital stock of the Company consists of 25,000 shares of common stock, $0 par value per share, 10 shares of which are currently issued and outstanding. All of the Company Shares (i) are validly issued, fully paid and non-assessable and (ii) are, and when issued were, free of preemptive rights. Seller owns, or as of the Closing will own, (legally and beneficially) all of the Company Shares, free and clear of any and all Liens. No shares of capital stock of the Company are currently reserved for issuance for any purpose or upon the occurrence of any event or condition.

          (b) There are no shares of capital stock or other securities (whether or not such securities have voting rights) of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating, or obligating either or any of Seller, the Company or any of their Affiliates to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of capital stock or other securities (whether or not such securities have voting rights) of the Company. There are no outstanding contractual obligations of either Seller or the Company which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of the Company. Except for Seller's rights as a holder of the Company Shares, no Person has any right to participate in, or receive any payment based on any amount relating to, the revenue, income, value or net worth of the Company or any component or portion thereof, or any increase or decrease in any of the foregoing.

          (c) The assignments, endorsements, stock powers and other instruments of transfer delivered by Seller to Buyer at the Closing will be sufficient to transfer such Seller's entire interest, legal and beneficial, in the Company Shares. Seller has, and on the Closing Date will have, full power and authority to convey good title to all of the Company Shares, and upon transfer to Buyer of the certificates representing such Company Shares, Buyer will receive good title to such Company Shares, free and clear of all Liens.

     3.5. Financial Statements. Attached hereto as Exhibit J is a copy of (a)
          --------------------
the unaudited balance sheet and statement of income of the Company for each of the fiscal years ended December 31, 1998 and December 31, 1999, respectively; and (b) the audited financial statements of the Seller for the twelve months ended December 31, 1999, including the balance sheet, statement of income and statement of the shareholders' equity and statement of cash flows, and the notes thereto, accompanied by the report of McGladrey & Pullen, LLP, independent certified public accountants (collectively, the "Financial Statements"). Except as set forth on Schedule 3.5, the Financial Statements present fairly in all
                ------------
material respects the financial position, assets (including without limitation cash on hand and accounts receivable), liabilities (including without limitation accounts payable), results of operations, and changes in financial position of the Company or the Seller, as the case may be, as of the respective dates and for the respective periods indicated, reflect in all material respects all necessary accruals required by GAAP, and have been prepared in all material respects in accordance with GAAP consistently applied.

     3.5. No Adverse Effects or Changes. Except as set forth on Schedule 3.5,
          -----------------------------                         ------------
since December 31, 1999 and until the Execution Date, the Company has conducted its business and operations in all respects only in the ordinary course and consistent with past practices. Without limiting the foregoing, except as set forth on Schedule 3.5, since December 31, 1999 and until the Execution Date, the
         ------------
Company, and the Seller in connection with the Directory Assistance Business, have not:

          (a) suffered any Material Adverse Change;

          (b) suffered any material damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance);

          (c) incurred any obligation or entered into any Contract which either
(i) required a payment by any party in excess of, or a series of payments which in the aggregate exceed, $50,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $50,000, or (ii) has a term of, or requires the performance of any obligations by the Company over a period in excess of, six months and is not terminable within 90 (ninety) days without payment of a termination fee or similar payment in excess of $25,000;

          (d) taken any action or entered into or authorized any Contract or transaction other than in the ordinary course of business and consistent with past practice;

          (e) sold, transferred, conveyed, assigned or otherwise disposed of any of its assets or properties, except sales of inventory in the ordinary course of business and consistent with past practice;

          (f) waived, released or canceled any claims against third parties for debts owing to it for amounts in excess of $25,000, or any rights which have a value in excess of $25,000;

          (g) made any material changes in its accounting systems, policies, principles, or practices;

          (h) entered into, authorized or permitted any transaction with Seller or any Affiliate of Seller;

          (i) authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities, or amended any of the terms of any such securities;

          (j) split, combined, or reclassified any shares of its capital stock, declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeemed or otherwise acquired any of its securities.

          (k) made any borrowing, incurred any debt (other than trade payables in the ordinary course of business and consistent with past practice), or assumed, guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or made any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice);

          (l) made any loans, advances or capital contributions to, or investments in, any other Person;

          (m) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer, consultant or employee, or increased in any manner the compensation or fringe benefits of any director, officer, consultant or employee or paid any benefit not required by any existing plan and arrangement or entered into any contract, agreement, commitment or arrangement to do any of the foregoing;

          (n) except for capital expenditures contemplated by clause (o), acquired, leased or encumbered any assets outside the ordinary course of business or any assets which are material to the Company;

          (o) authorized or made any capital expenditures which individually or in the aggregate are in excess of $50,000;

          (p) made any Tax election (other than routine elections made on Tax Returns filed in the ordinary course of business consistent with past practice that will not, in the aggregate have a Material Adverse Effect on the taxable income or loss of the Company for any taxable year ending after the Closing
Date) or settled or compromised any federal, state, local or foreign Tax liability, or waived or extended the statute of limitations in respect of any such Taxes, or filed a ruling request or a request for change of accounting method with any Governmental Authority;

          (q) paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Company or any of their respective directors, officers, employees or agents;

          (r) terminated or materially modified, amended or otherwise altered or changed any of the terms or provisions of any Contract, or paid any amount in excess of $25,000 not required by Law or by any Contract;

          (s) agreed, whether orally or in writing to do any of the foregoing;
or

          (t) written up any accounts receivable or other asset previously written down or written off.

     3.6. Properties.
          ----------

          (a) Except as set forth on Schedule 3.7, the Company has good and
                                     ------------
valid record title to, and is the lawful owner of, all of the tangible and intangible assets, properties and rights used in connection with its business and all of the tangible and intangible assets, properties and rights reflected in the Financial Statements or Schedule 3.8 or 3.9 (other than assets leased
                               ------------    ---
under the leases set forth in Schedule 3.8 or 3.9 and assets disposed of in the
                              ------------    ---
ordinary course of business since the date of the Financial Statements), free and clear of any Lien. As of the Execution Date, to the extent any assets listed on Schedule 3.6 are held by Seller, Seller has good and valid record
          ------------
title to, and is the lawful owner of, all such tangible and intangible assets, properties and rights, free and clear of any Lien.

          (b) As of the Closing, the Company will have good and valid record title to, and be the lawful owner of, 2,500,000 shares of the common stock of Listing Services Solutions, Inc. ("LSSI") (such number of LSSI shares to be adjusted to reflect any stock split, stock dividend, merger, or similar transaction to which LSSI is a party between December 31, 1999 and the Closing
Date), free and clear of any Lien.

     3.7.  Condition and Sufficiency of Assets. All of the tangible assets and
           -----------------------------------
properties of the Company with a value over $10,000, whether real or personal, owned or leased, are free from defects other than normal wear and tear in the ordinary course of business and such non-material defects as do not interfere with the intended use thereof in the conduct of normal operations.

     Immediately after the Closing, the Company shall own or have a contractual right to use all the assets, properties, rights, know how, key personnel, processes and ability which are required for or currently used in connection with the operation of its businesses as it is currently conducted. Such assets, properties and rights, except for changes in the ordinary course of business together with the Seller Directory Assistance Assets, were sufficient to produce the income of the Company for the twelve (12) month period ended December 31, 1999 as shown on the Financial Statements.

     3.8. Real Property.
          -------------

          (a) Schedule 3.9(a) sets forth a complete list of all real property
              ---------------
owned or leased by the Company. As of the Execution Date, the Company or Seller has good, valid and marketable title to the real property listed on Schedule
                                                                    --------
3.9(a) as respectively owned by Company or Seller. As of the Closing Date (but
------
not as of the Execution Date), the Company has or will have valid and subsisting leasehold estates in the real property listed on Schedule 3.9(a), free and clear
                                                 ---------------
of all Liens, except (i) such as are set forth in Schedule 3.9(a), (ii)
                                                  ---------------
mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business that individually or in the aggregate would not have a Material Adverse Effect, and (iii) other immaterial imperfections of title or encumbrances, if any, which, individually or in the aggregate would not have a Material Adverse Effect. The properties set forth on
Schedule 3.8(a) constitute all the land held or used by the Company in the
---------------
conduct of its business.

          (b) The activities carried on in all buildings, plants, facilities, installations, fixtures and other structures or improvements included as part of, or located on any property owned, leased or occupied by the Company, and the buildings, plants, facilities, installations, fixtures and other structures or improvements on such properties are not in violation of, or in conflict with, any applicable zoning, environmental or health regulations or ordinance or any other similar Law that individually or in the aggregate would have a Material Adverse Effect. Except as set forth on Schedule 3.9(b), no asbestos, asbestos-
                                       ---------------
containing materials, PCB compounds or other pollutants, contaminants or Hazardous Substances have been used in, on, or are otherwise located on, any property owned, leased, or occupied by the Company.

          (c) None of the properties owned, leased, or occupied by the Company relies on or regularly makes use of access to the nearest public road or right-of-way over land owned by others, except where such access is by means of one or more valid recorded easements. All covenants or other restrictions (if any) to which any of such properties is subject are being in all respects properly performed and observed and neither Seller nor the Company has received any notice of violation (or claimed violation) thereof.

          (d) Except as set forth on Schedule 3.9(d), to the knowledge of Seller
                                     ---------------
and Company, there is no pending, threatened or proposed proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to classify as a landmark, or to impose special assessments on, or otherwise to take or restrict in any way the right to use, develop or alter, all or any of the properties owned, leased, or occupied by the Company.

          (e) As of the Closing Date (but not as of the Execution Date), all of the leases for property occupied by the Company are in full force and effect, valid and enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

     3.9. Personal Property. Schedule 3.9 sets forth a true, accurate and
          -----------------  ------------
complete list of all of the tangible personal property used by the Company in its business having a present book value of $20,000 or more, other than items acquired by the Company in the ordinary course of business from the date hereof through the Closing Date. Schedule 3.9 also sets forth a true, accurate and
                          ------------
complete list of all leases of personal property binding upon the Company or any of the respective assets or properties obligating the Company to pay in excess of $10,000 annually or exceeding one year. All of such tangible personal property is presently utilized by the Company in the ordinary course of business. Seller has made available to Buyer true, accurate and complete copies of all such personal property leases.

     3.10. Accounts Receivable and Advances. Except as set forth on Schedule
           --------------------------------                         --------
3.10, each of the accounts receivable of the Company or of the Seller arising
----
from the Directory Assistance Business represents (a) a sale made in the ordinary course of business and which arose pursuant to an enforceable written or oral Contract for a bona fide sale of goods or for services performed, and the Company has performed all of its obligations to produce the goods or perform the services to which such account receivable relates, and (b) except as adequately reserved against in the balance sheet included in the Financial Statements, amounts owed which are not more than one hundred twenty (120) days past due and which are not subject to any claim or reduction, counterclaim, set-off, recoupment or other claim for credit, allowances or adjustments by the obligor owing such amount, and each of which, together with each miscellaneous receivable to be included in the Closing Date Statement, is collectible in full within one hundred twenty (120) days of their origination. No advance is subject to any claim for reduction, counterclaim, set-off, recoupment or other claim for credit, allowances or adjustments by the obligor thereof, and, except as reserved against in the Financial Statements, all advances are collectible in full within one hundred twenty (120) days of their origination.

     3.11. Intellectual Property. To the knowledge of Seller and the Company,
           ---------------------
the products and services produced and sold by the Company do not infringe any Intellectual Property right of another Person. The Company possesses adequate rights in and to all Intellectual Property necessary to conduct its business as presently conducted.

     3.12. Contracts. Schedule 3.13(a) sets forth a true, accurate and complete
           ---------  ----------------
list of all Contracts and arrangements of the following types to which either
(i) the Company or (ii) Seller (to the extent arising from the Directory Assistance Business) is a party or by which any of them is bound, or to which any of their respective assets or properties is subject:

          (a) any Contract which involves the future payment or receipt of (i) cash (ii) other property, (iii) an unperformed commitment, or (iv) goods or services, in each case having a value in excess of $25,000;

          (b) any collective bargaining agreement;

          (c) any Contract with any employee, officer or director of the Company or any respective Affiliates of such individuals or any Contract with Seller or any affiliate of Seller (other than those contemplated to be entered into pursuant to this Agreement and those set forth on Schedule 3.14 and Schedule
                                                  -------------     --------
3.15);
----

          (d) any Contract with a sales representative, sales agency, advertising agency or other Person engaged in sales, or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person;

          (e) any Contract or arrangement pursuant to which the Company has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

          (f) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of personal property, loan commitment or other Contract or arrangement relating to the borrowing of funds, an extension of credit or financing;

          (g) any Contract or arrangement involving a partnership, joint venture or other cooperative undertaking;

          (h) any Contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of the Company;

          (i) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of the Company, or the Company is granted the authority to act for or on behalf of any Person;

          (j) any Contract relating to the Computer System;

          (k) any Contract for which the full performance thereof may extend beyond one hundred twenty (120) days from the Execution Date and is not terminable within ninety (90) days without payment of a termination fee or similar payment in excess of $25,000;

          (l) any Contract not made in the ordinary course of business which is to be performed in whole or in part at or after the Execution Date;

          (m) any Contract, whether or not fully performed, relating to any acquisition or disposition of the Company or any predecessor in interest of it, or any acquisition or disposition of any subsidiary, division, line of business, or real property of the Company; and

          (n) any Contract not specified above that is material to the Company.

     Except as set forth on Schedule 3.13(b), Seller has made available to Buyer
                            ----------------
true, accurate and complete copies of each document set forth on Schedule
                                                                 --------
3.13(a) and a written description of each oral arrangement so listed. Except as
-------
set forth on Schedule 3.13(c), all such Contracts to which Seller or the Company
             ----------------
is a party have been entered into by it in the ordinary course of business and are on terms that are no less favorable to Seller or the Company than the terms which could be obtained from an unrelated third party. All such Contracts to which Seller or the Company is a party are in full force and effect and neither the Company nor Seller has terminated or received notice of termination with respect to such contracts.

     3.13. Insurance.
           ---------

           (a) Seller has heretofore made available to Buyer a true, accurate and complete copy of all policies of fire, liability, workmen's compensation, title and other forms of insurance owned, held by or applicable to the Company (and its business and assets) for the three (3) years preceding the Execution Date. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all requirements of Law, (ii) all Contracts to which the Company is a party, and
(iii) all Contracts related to the Directory Assistance Business to which Seller is a party, and are valid, outstanding and enforceable policies.

           (b) For the three (3) years preceding the Execution Date, neither Seller nor the Company has been refused any insurance with respect to the assets or operations of the Company, and coverage has not been limited by any insurance carrier to which the Company or Seller has applied for any such insurance or with which the Company or Seller has carried insurance. There are no pending claims which have been made by the Company under any workmen's compensation, general liability, property or other insurance policy applicable to the Company or any of their respective properties.

     3.14. Employee Benefit Plans and Employment Agreements.
           ------------------------------------------------

           (a) General. Except as set forth on Schedule 3.15, neither the
               -------                         -------------
Company nor any ERISA Affiliate of the Company is a party to or participates in or has any liability or contingent liability with respect to:

               (i) any "employee welfare benefit plan" or "employee pension benefit plan" as those terms are respectively defined in sections 3(1) and 3(2) of ERISA, including a "multi-employer plan" (as defined in section 3(37) of ERISA),

               (ii) any other plan, agreement, commitment, program or policy including, without limitation, any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, sick pay, bonus or benefit arrangement, insurance or hospitalization program or any other material fringe benefit arrangement offered to, contributed to, or required to be contributed to or for the benefit of any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, whether oral or written, which does not constitute an "employee benefit plan" (as defined in section 3(3) of ERISA), or

              (iii)  any employment agreement to which the Company is a party.

          (b) Plan Documents and Reports. A true, accurate and complete copy of
              --------------------------
each of the plans, arrangements, and agreements set forth on Schedule 3.15
                                                             -------------
(collectively, the "Benefit Plans"), and all Contracts relating thereto, or to the funding thereof, including all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and record keeping agreements, each as in effect on the date hereof, has been made available to Buyer. In the case of any Benefit Plan which is not in written form, a true, accurate and complete description of such Benefit Plan, as in effect on the date hereof has been made available to Buyer. A true, accurate and complete copy of (i) all summary plan descriptions relating to the Benefit Plans; (ii) actuarial and financial reports prepared with respect to the Benefit Plans during the past three years; (iii) all United States and other governmental filing relating to the Benefit Plans for the last three years including, but not limited to, annual reports, excise tax returns, and events reportable to the Pension Benefit Guaranty Corporation; (iv) all rulings and the most recent determination letter, all requests for ruling or determination letters and all correspondence associated with requests for ruling and determination letters relating to the Plans; (v) all records concerning Internal Revenue Service ("IRS") and/or Department of Labor ("DOL") audits or any other internal or external audits of the Benefit Plans; (vi) all union contracts relating to the Benefit Plans; and (vii) written summaries of each oral Benefit Plan have been made available to the Buyer.

          (c) Compliance with Laws; Liabilities. As to all Benefit Plans, except
              ---------------------------------
as set forth on Schedule 3.15:
                -------------

              (i) All Benefit Plans comply and have been administered in form and in operation in all material respects with all requirements of Law applicable thereto, and there has been no notice issued by any Governmental Authority questioning or challenging such compliance.

              (ii) All Benefit Plans that are employee pension benefit plans (as defined in section 3(2) of ERISA) comply in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code and there have been no corrections, whether self-corrections or corrections instigated or addressed by the IRS or DOL, of any violations of such sections; and there have been no amendments to such Benefit Plan and no other event has occurred which will or could give rise to disqualification of any such Benefit Plan under such sections or to a tax under section 419A or 511 of the Code.

              (iii) None of the assets of any Benefit Plan is invested in employer securities or employer real estate.

               (iv) There have been no "prohibited transactions" (which shall mean any transaction in violation of section 406 of ERISA and not exempt under section 408 of ERISA or defined in Section 4975(c)(1) of the Internal Revenue Code and not exempt under Section 4975(d)) with respect to any Benefit Plan.

               (v) There has been no act or omission which has given rise to or to the knowledge of Seller and the Company may give rise to fines, penalties, taxes, or related charges under sections 502(c), 502(i), 502(l) or 4071 of ERISA or Chapters 43, 47 or 68 of the Code for which either the Company or any ERISA Affiliate of the Company may be liable.

               (vi) None of the payments for any employee contemplated by the Benefit Plans would, in the aggregate, constitute excess parachute payments as defined in Section 280G of the Code.

               (vii) There are no actions, suits or claims (other than routine claims for benefits) pending or to the knowledge of Seller and the Company threatened involving such Benefit Plans or the assets thereof, and to the Seller's and the Company's knowledge no facts exist which could give rise to any such actions, suits, or claims (other than routine claims for benefits).

               (viii) No Benefit Plan is subject to Title IV of ERISA and the Company does not have any existing, threatened, contingent, assessed or unassessed liability with respect to any plan that is or has been subject to Title IV of ERISA.

               (ix) Each Benefit Plan which constitutes a "group health plan" (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), including any Benefit Plans of current and former affiliates which must be taken into account under section 4980B and 414(t) of the Code or section 601 of ERISA, has been operated in compliance with applicable law in all material respects, including the group health plan continuation coverage requirements of section 4980B of the Code and section 601 of ERISA to the extent such requirements are applicable.

               (x) The Seller, Company and any ERISA Affiliate do not receive services from any individuals who are leased employees within the meaning of Code Section 414(n) and to the knowledge of Seller and the Company, none of the persons performing services for Seller, the Company or any ERISA Affiliate has been improperly classified as an independent contractor or a leased employee, or as being exempt from the payment of wages for overtime, other than such improper classifications which, in the aggregate, would not have a Material Adverse Effect.

               (xi) The Company has no liability or contingent liability under any Benefit Plan or otherwise for providing post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B (or any predecessor section thereto) of the Code.

               (xii) None of the Benefit Plans that are employee pension benefit plans maintained by Seller which is a defined benefit plan has incurred any "accumulated funding deficiency" for which an excise tax is due; no such Plan has receive a waiver of accumulated funding deficiency under Section 412 of the Internal Revenue Code; and no employer reversion within the meaning of Section 4980 of the Internal Revenue Code has occurred with respect to any such Plan. The funding method used in connection with any defined benefit pension Plan maintained by Seller is acceptable under ERISA, and the actuarial assumptions used in connection with funding any such plan, in the aggregate, are reasonable.

               (xiii) No welfare benefit fund maintained by Seller, Company or an ERISA Affiliate that is a Benefit Plan has provided any disqualified benefit within the meaning of Section 4976 of the Internal Revenue Code for which a material excise tax would be imposed.

               (xiv) All contributions due with respect to any Benefit Plan, whether qualified or non-qualified, for any plan year or portion thereof ending on or before the Closing Date shall have been accrued or contributed to the respective plan funding vehicles.

               (xv) Neither the Company nor any ERISA Affiliate of the Company contributes to or has any liability or contingent liability to any "multi-employer plan" (as defined in section 3(37) of ERISA).

    3.15. Employment and Labor Matters.
          ----------------------------

          (a) Seller has made available to Buyer the name, title, and annual compensation at the then current rate of the employees of the Company employed as of February 22, 2000. To the knowledge of Seller and Company, the Company has and currently is conducting its business in full compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment.

          (b) There has been no labor strike, dispute, slow-down, work stoppage or other labor difficulty actually pending or, to the knowledge of Seller or Company, threatened against or involving the Company and the relationships of the Company with its employees are good. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement between the Company and its employees is pending and, to the knowledge of Seller or Company, no claim therefor has been asserted.

          (c) Except as set forth in Schedule 3.15, none of the employees of the
                                     -------------
Company is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated, and, to the knowledge of Seller, no attempt is currently being made to organize any employees of the Company to form or enter a labor union. Seller has made available to Buyer a true, accurate and complete copy of any collective bargaining agreement referenced in Schedule 3.15.
                                   -------------

     3.16. Capital Improvements. Schedule 3.16 sets forth a true, accurate and
           --------------------  -------------
complete list of all of the capital improvements or purchases or other capital expenditures in excess of $10,000 since December 31, 1999 to which the Company has committed or for which they have contracted and which in any event have not been completed prior to the Execution Date and the cost and expense reasonably estimated to complete such work and purchases.

     3.17. Taxes. Except as set forth in Schedule 3.18:
           -----                         -------------

           (a) All Tax Returns required to be filed by or with respect to the Company through the Closing Date with respect to all Taxes have been or will be accurately prepared, and have been or will be duly and timely filed, and all Taxes with respect to any taxable period or partial taxable period of the Company ending on or before the Closing Date have been or will be timely paid, to the extent due and payable on or before the Closing Date, or to the extent any such Taxes are not due and payable as of the Closing Date, adequate provision for the payment thereof has been or will be made on the Financial Statements or the books of account of the Company. The Company is not obligated to file any state or local Tax Return for Income Tax, except in the Commonwealth of Virginia.

           (b) the Company has not been audited (either separately or as a member of the affiliated group of which Seller is the parent) by any Governmental Authority; (ii) the Company has not been a member of an affiliated group (as defined in Section 1504(a) of the Code) or filed or been included in a combined, consolidated or unitary income tax return other than the affiliated group of which Seller is the parent; (iii) no material issue has been raised by any Governmental Authority with respect to the Company in any audit or examination which, by application of similar principles, could reasonably be expected to result in a proposed material adjustment to the liability for Taxes (other than Income Tax) for any period not so examined; (iv) the Company is not liable for the Taxes of any taxpayer other than itself for any taxable period beginning before the Closing Date, other than by virtue of Treas. Reg. (S) 1.1502-6 (or any similar provision of Virginia Tax law, as it may relate to several liability for Income Tax owed by Seller and its affiliated subsidiaries); (v) the Company is not obligated to make, and as a result of any event connected with the transactions contemplated by this Agreement will not become obligated to make, any "excess parachute payment" within the meaning of
Section 280G of the Code; (vi) the Company is not a party to any safe harbor lease within the meaning of section 168(f)(8) of the Code, as in effect prior to amendment by the Deficit Reduction Act of 1984; (vii) none of the assets of the Company secures any debt the interest on which is tax exempt under Section 103 of the Code; (viii) the Company is not a party to an interest rate swap, currency swap or other similar transaction; (ix) the Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Code; (x) the Company is not required to disclose involvement in a "reportable transaction" as defined in Treas. Reg. (S) 1.6011-4T; and (xi) the Company is not a party to any tax sharing, tax allocation or similar agreement.

     3.18. No Defaults or Violations. Except as set forth on Schedule 3.18:
           -------------------------                         -------------

          (a) the Company has not breached any material provision of, nor is it in default under the terms of, any Contract to which it is a party or under which it has any rights or by which it is bound, and, to the knowledge of Seller or the Company, no other party to any such Contract has breached any material provision of such Contract or is in default thereunder;

          (b) and except as set forth on Schedule 3.21, the Company, all of its
                                         -------------
properties and assets and all of Seller's Directory Assistance Assets are in material compliance with, and no violation exists under, any and all Laws applicable to the Company and to such properties and assets; and

          (c) no notice from any Governmental Authority has been received by the Company or by the Seller with respect to the Seller's Directory Assistance Assets claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure.

    3.19. Environmental Matters. Except as set forth on Schedule 3.19:
          ---------------------                         -------------

          (a) the business and operations of the Company are in compliance in all material respects with all applicable Environmental Laws, and, to the knowledge of Seller, no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a material violation of, or give rise to any Lien under, any applicable Environmental Law;

          (b) the Company is in possession of all Environmental Permits required for the conduct or operation of its business (or any part thereof), and is in compliance in all material respects with all of the requirements and limitations included in such Environmental Permits;

          (c) Seller and the Company have not used or stored any Hazardous Substances in, on, or at any of the properties or facilities of the Company, and Seller and the Company has not contracted for the use of Hazardous Substances in the construction or repair of, or any alterations or additions to, any of the properties or facilities owned, leased, or occupied by the Company;

          (d) neither Seller or the Company has received any notice from any Governmental Authority or any other Person that any aspect of the business, operations or facilities of the Company is in violation of any Environmental Law or Environmental Permit, or that any of them is responsible (or potentially responsible) for the cleanup or remediation of any Hazardous Substance at any location;

          (e) the Company has not deposited or incorporated any Hazardous Substances into, on, beneath, or adjacent to any property except as may be permitted by law;

          (f) the Company is not the subject of any pending or, to the knowledge of Seller or the Company, threatened litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violations of any applicable Environmental Law;

          (g) the Company has timely filed all reports and notifications required to be filed with respect to all of their properties and facilities and has generated and maintained all required records and data under all applicable Environmental Laws; and

          (h) to the knowledge of Seller or the Company, no condition has existed or event has occurred with respect to any property that was at any time owned, leased, or occupied by the Company, which property has been sold, transferred or disposed or for which the lease has terminated, that in any case could, with or without notice, passage of time or both, give rise to any present or future liability of the Company pursuant to any Environmental Law.

    3.20. Litigation.
          ----------

          (a) Except as set forth on Schedule 3.20, there are no actions, suits,
                                     -------------
arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the knowledge of Seller or the Company threatened against the Company or any of its respective officers, directors, employees, agents or stockholders thereof in their capacity as such or against any of the properties or businesses of the Company, and neither Seller nor the Company is aware of any facts or circumstances for which there is a reasonable possibility that such facts or circumstances could give rise to any of the foregoing. The Company is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. The Company has not entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation other than the payment of money or for which the Company has any continuing obligation.

          (b) There are no claims, actions, suits, proceedings or, to the knowledge of Seller or the Company, investigations pending or threatened by or against Seller or the Company with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and Seller has no reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

    3.22. Bank Accounts. The Company does not have an account or safe deposit
          -------------
box at any bank or financial institution.

    3.23. Customer and Suppliers.
          ----------------------

          (a) Schedule 3.23 sets forth the five (5) largest customers of the
              -------------
Company or the Directory Assistance Business, in terms of balances due during the most recent completed month (collectively, the "Major Customers"); and

          (b) Schedule 3.23 sets forth the ten (10) largest suppliers of the
              -------------
Company or the Directory Assistance Business, in terms of purchases during the most recently completed month (collectively, the "Major Suppliers").

          Except as set forth on Schedule 3.23, there is no material dispute
                                 -------------
between the Company or Seller and any Major Customer or Major Supplier, and, to the knowledge of Seller and Company, no Major Customer or Major Supplier has informed the Company or Seller of its intent to materially reduce its purchases from, or sales to, respectively, the Company or Seller

(with respect to the Directory Assistance Business).

     3.24. No Other Agreement. Seller has no Contract or arrangement with
           ------------------
respect to the sale or other disposition of the Company Shares, except as set forth in this Agreement.

     3.25. Brokers. Neither Buyer nor any Affiliate of Buyer has or shall have
           -------
any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Seller or the Company in connection with any of the transactions contemplated by this Agreement.

     3.26  Due Diligence Materials. Seller has made available to Buyer or its
           -----------------------
representatives, in accordance with the terms of Section 5.5, all documents reasonably requested by Buyer in connection with its "due diligence" investigation of the Company and the Directory Assistance Business.


                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF BUYER AND TELEGATE

           Buyer and Telegate represent and warrant to Seller as follows:

     4.1.  Due Incorporation. Buyer is a corporation duly organized, validly
           -----------------
existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. Telegate is a corporation duly organized under the laws of the Federal Republic of Germany, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted.

     4.2.  Due Authorization. Buyer and Telegate have full power and authority
           -----------------
to enter into this Agreement and the Related Agreements to which each is a party and to consummate the transactions contemplated hereby and thereby. Buyer and Telegate have duly and validly executed and delivered this Agreement and each of them has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) their respective Related Agreements. This Agreement constitutes legal, valid and binding obligations of Buyer and Telegate and each Related Agreement upon execution and delivery by the parties signatory thereto will constitute legal, valid and binding obligations of the signatories thereof, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

     4.3.  Consents and Approvals; Authority Relative to This Agreement.
           ------------------------------------------------------------

           (a) Except as set forth on Schedule
           ---                        --------

           (b) 4.3(a) and filings required under the HSR Act, no Consent is
                  ---
necessary
in connection with the execution, delivery and performance by Buyer and Telegate of this Agreement, the Related Agreements or the consummation of the transactions contemplated hereby and thereby.

          (c) The execution, delivery and performance by Buyer and Telegate of this Agreement and its Related Agreements do not and will not, and the consummation of the transactions contemplated hereby and thereby does not and will not, (i) violate any Law applicable to Buyer or Telegate or any of their respective properties or assets; or (ii) violate or conflict with any provision of the certificate of incorporation, charter, bylaws or similar organizational instruments of Buyer or Telegate.

     4.4. Investment Intent. Buyer is acquiring the Company Shares for its own
          -----------------
account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933 and regulations and rules issued pursuant to that Act.

     4.5. Telegate Common Stock. Upon consummation of the transactions
          ---------------------
contemplated hereby and the issuance and delivery of certificates representing the Stock Consideration, as provided in this Agreement, the Stock Consideration will be validly issued, fully paid, non-assessable shares. The Stock Consideration to be delivered to Seller pursuant to Section 2.2 will be free of any restrictions on transfer and will be tradable on the Neuer Market of the Frankfurt Stock Exchange. The assignments, endorsements, stock powers and other instruments of transfer delivered by Buyer or Telegate to Seller pursuant to
Section 2.2 will be sufficient to transfer Telegate's or Buyer's entire interest, legal and beneficial, in the Stock Consideration. Telegate or Buyer have, and on the Closing Date will have, full power and authority to convey good title to all of the Stock Consideration, and upon transfer to Seller of the certificates representing such Stock Consideration, Seller will receive good title to such Stock Consideration, free and clear of all Liens.

     4.6. Capitalization. The authorized capital stock of Telegate consists of
          --------------
of 12,930,000 shares of common stock. As of December 31, 1999, 12,730,000 shares of common stock were validly issued and outstanding.

     4.7. Brokers. Neither Seller nor any Affiliate of Seller has or shall have
          -------
have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Buyer or Telegate in connection with any of the transactions contemplated by this Agreement.

     4.8. Reports and Financial Statements. From December 31, 1998 to the date
          --------------------------------
hereof, except where failure to have done so did not and would not have a material adverse effect on Telegate, Telegate has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Bundesaufsichtsamt fur den Wertpapierhandel (German Securities and Exchange Commission) and the Deutsche Borse AG, Frankfurt (Frankfurt Stock

Exchange) (collectively, the "Telegate Reports"). As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Telegate Reports complied in all material respects with all the rules and regulations promulgated by the Bundesaufsichtsamt fur den Wertpapierhandel (German Securities and Exchange Commission) and the Deutsche Borse AG, Frankfurt (Frankfurt Stock Exchange) and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE V

                                   COVENANTS

     5.1.  Implementing Agreement. Subject to the terms and conditions hereof,
           ----------------------
each party hereto shall take all action required of it to fulfill its obligations under the terms of this Agreement and shall otherwise use their best efforts to facilitate the consummation of the transactions contemplated hereby. Seller agrees that unless this Agreement is terminated in accordance with the provisions of Section 9.1, Seller will not sell the Company Shares to any Person other than Buyer (or an Affiliate of Buyer), and no party hereto will take any action which would have the effect of preventing or disabling the performance of its obligations under this Agreement.

     5.2.  Seller Directory Assistance Assets and Liabilities Conveyance and
           -----------------------------------------------------------------
Assumption. Prior to the Closing, Seller shall assign, transfer or convey the
----------
Seller Directory Assistance Assets, including, but not limited to those listed on Schedule 5.2, as may change in the ordinary course of business, and shall
   ------------
assign, transfer and convey the Seller Directory Assistance Liabilities, including, but not limited to those listed on Schedule 5.2, as may change in the
                                              ------------
ordinary course of business, to the Company, pursuant to a Bill of Sale and Assignment and Assumption Agreement in form reasonably acceptable to Buyer.

     5.3.  Company Assumption of Liability. Prior to the Closing, the Company
           -------------------------------
shall assume those Seller Directory Assistance Liabilities assigned, transferred or conveyed to the Company, including, but not limited to those listed on
Schedule 5.2, as may change in the ordinary course of business.

     5.4.  Forgiveness of Amounts Due by or to Company to or from Seller and its
           ---------------------------------------------------------------------
Affiliates. At or before Closing, the Seller and its Affiliates shall release
----------
the Company from all amounts due and payable at Closing or in the future (other than pursuant to this Agreement or a Related Agreement) by the Company to Seller or its Affiliates, and the Company shall release the Seller and its Affiliates from all amounts due and payable at Closing or in the future (other than pursuant to this Agreement or a Related Agreement) by Seller or its Affiliates to the Company. Such releases, and the amounts forgiven thereunder, shall not be considered in determining Base Date Net Working Capital and Closing Date Net Working Capital for purposes of Section 2.3 hereof.

     5.5.  Access to Information and Facilities.
           ------------------------------------

           (a) From and after the date of this Agreement or such earlier time as Buyer and Seller shall have mutually agreed through the Closing Date, Seller shall, and shall cause the Company to, give Buyer and Telegate and Buyer's and Telegate's representatives and advisors reasonable access during normal business hours to all of the facilities, properties, books,

Contracts, commitments and records of Seller and the Company and shall make the officers and employees of Seller and the Company available to Buyer and Telegate and Buyer's and Telegate's representatives as Buyer and Telegate and Buyer's and Telegate's representatives shall from time to time request. Buyer and Telegate and Buyer's and Telegate's representatives will be furnished with any and all information concerning the Seller or the Company which Buyer and Telegate and Buyer's and Telegate's representatives reasonably request.

          (b) Buyer will not, will cause its Affiliates not to, and will instruct its and its Affiliates' agents and financing sources not to disclose any Seller Confidential Information to any Person other than Buyer's employees, agents and financing sources without the prior consent of the Seller, unless compelled to disclose any such Seller Confidential Information by judicial or administrative process or, in the opinion of Buyer's counsel, by other requirements of law.

          (c) From and after the date of this Agreement or such earlier time as Buyer and Seller shall have mutually agreed through the Closing Date, Buyer shall, and shall cause Telegate to, give Seller and Seller's representatives and advisors reasonable access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of Buyer and Telegate and shall make the officers and employees of Buyer and Telegate available to Seller and its representatives as Seller and its representatives shall from time to time request.

          (d) Seller will not, will cause its Affiliates not to, and will instruct its and its Affiliates' agents and financing sources not to disclose any Buyer Confidential Information to any Person other than Seller's or the Company's employees, agents and financing sources without the prior consent of Buyer, unless compelled to disclose any such Buyer Confidential Information by judicial or administrative process or, in the opinion of Seller's counsel, by other requirements of law.

     5.6. Consents and Approvals.
          ----------------------

          (a) As soon as practicable after the execution of this Agreement but no later than five (5) business days following the Execution Date, Seller shall use its best efforts, and shall cause the Company to use its best efforts, to obtain all consents, approvals, certificates and other documents required in connection with the performance by any such parties of this Agreement and their respective Related Agreements and the consummation of the transactions contemplated hereby and thereby, including all consents and approvals by each party to any of the Contracts referred to in Schedule 3.13(a). As soon as
                                             ----------------
practicable after the execution of this Agreement, Seller shall, and shall cause the Company to, make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of Seller, the Company or any of their respective Affiliates pursuant to any applicable Law or Contract in connection with this Agreement or any Related Agreement and the transactions contemplated hereby and thereby, including prompt filings under the HSR Act and expedited submission of all materials required by any Governmental Authority in connection with such filings.

          (b) As soon as practicable after the execution of this Agreement, but no later than five (5) business days following the Execution Date, Telegate shall use its best efforts, and shall cause Buyer to use its best efforts, to obtain all consents, approvals, certificates and other documents required in connection with the performance by any such parties of this Agreement and their respective Related Agreements and the consummation of the transactions contemplated hereby and thereby. As soon as practicable after execution of this Agreement, Buyer shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of Buyer or any of its Affiliates pursuant to any applicable Law in connection with this Agreement or any Related Agreement and the transactions contemplated hereby and thereby, including prompt filings under the HSR Act and expedited submission of all materials required by any Governmental Authority in connection with such filings.

     5.7.  Resignation of Officers and Directors. Seller shall cause each
           -------------------------------------
officer and member of the board of directors of the Company, but only if so requested by Buyer, to tender his or her resignation from such position effective as of the Closing. Seller hereby assumes all liability for and shall make payment of all amounts payable arising out of the resignation or removal of the officers and members of the board of directors of the Company called for in this Section 5.7.

     5.8.  Preservation of Business.
           ------------------------

          (a) Until the Closing, Seller shall cause the Company to incur and pay expenses and otherwise operate only in the usual, regular and ordinary course and in a manner consistent with past practice, and Seller shall use commercially reasonable efforts to (i) preserve intact the present business organization and personnel of the Company, (ii) preserve the good will and advantageous relationships of the Company with customers, suppliers, independent contractors, employees and other Persons material to the operation of its business, (iii) prevent any event which could have a Material Adverse Effect, and (iv) not permit any action or omission which would cause any of the representations or warranties of Seller contained herein to become inaccurate or any of the covenants of Seller to be breached.

          (b) Without limiting the generality of clause (a), until the Closing, except as set forth on Schedule 5.8, or as contemplated by this Agreement or any
                       ------------
Related Agreement, or with the prior written consent of Buyer, Seller will not permit the Company to:

               (i) incur any obligation or enter into any Contract which either (x) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $25,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $25,000, or (y) has a term of, or requires the performance of any obligations by the Company over a period in excess of six months and is not terminable within ninety
          (90) days without payment of a termination fee or similar payment in excess of $25,000,

               (ii) take any action, or enter into or authorize any Contract or transaction, other than in the ordinary course of business and consistent with past practice,

               (iii) do any act or omit to do any act, or permit any act or omission to act, which would cause a material breach of any of the Contracts set forth on Schedule 3.13 or any other Contract or obligation the breach
                   -------------
          of which could have a Material Adverse Effect,

               (iv) sell, lease, abandon, transfer, convey, assign or otherwise dispose of any of its assets or properties with a value in excess of $25,000,

               (v) suffer or permit the creation of any Lien over any of its assets or properties other than in the ordinary course of business and consistent with past practice,

               (vi) waive, release or cancel any claims against third parties or debts owing to it in excess of $25,000, or any rights which have a value in excess of $25,000,

               (vii) make any changes in its accounting systems, policies, principles or practices,

               (viii) enter into, authorize or permit any transaction with Seller or any Affiliate of Seller,

               (ix) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock or any other securities of the Company, or amend any of the terms of any such capital stock or other securities,

               (x) split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any capital stock or other securities of the Company,

               (xi) make any borrowing, incur any debt (other than trade payables in the ordinary course of business and consistent with past practice), or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or make any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice),

               (xii) make any loans, advances or capital contributions to, or investments in, any other Person,

               (xiii) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer, consultant or employee, or increase in any manner the compensation or fringe benefits of any director, officer, consultant or employee or pay any benefit not required by any existing plan and arrangement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, provided, however, that the Company shall use its best efforts to obtain the agreement of the United Paperworkers International Union Local 437 to such retirement benefits as may be acceptable to Buyer, including an agreement that following the Closing the Company shall not be obligated to provide for a retirement benefit program in the form of a defined benefit retirement plan,

               (xiv) enter into or amend any employment or severance agreement which increases in any manner the salary, wages, bonus, commission, or other compensation or benefits of any director or officer of the Company,

               (xv) increase in any manner the salary, wage, bonus, commission or other compensation or benefits of any director or officer of the Company,

               (xvi) pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights or performance units),

               (xvii) except for capital expenditures contemplated by clause (xviii), acquire, lease or encumber any assets outside the ordinary course of business or any assets which are material to the Company,

               (xviii) authorize or make any capital expenditures which individually or in the aggregate are in excess of $50,000,

               (xix) make any Tax election (other than routine elections made on Tax Returns filed in the ordinary course of business consistent with past practice that will not, in the aggregate, have a Material Adverse Effect on the taxable income or loss of the Company for any taxable year ending after the Closing Date), settle, compromise or enter in any closing agreement with respect to any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes, or file with any Governmental Authority a ruling request or a request for change of accounting method,

               (xx) pay any amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Company, or any of their respective directors, officers, employees or agents,

               (xxi) terminate, rescind, modify, amend or otherwise alter or change any of the terms or provisions of any Contract, pay any amount in excess of $25,000 not required by Law or by any Contract, or reduce, discount, waive or forego any material payment or right thereunder, or agree to any compromise or settlement with respect thereto, or

               (xxii) write up any accounts receivable or other asset previously written down or written off except in accordance with GAAP.

     (c) Without limiting the generality of clause (a), until the Closing, except as set forth on Schedule 5.8, Seller shall cause the Company to:
                       ------------

               (i) maintain its books, accounts and records in the usual, regular and ordinary manner, and on a basis consistent with the Company's past practices,

               (ii) continue to carry its existing insurance through the Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist, and

               (iii) duly comply with all Laws applicable to their respective businesses and operations.

     5.9.  Supplemental Information. From time to time prior to the Closing,
           ------------------------
Seller will promptly disclose in writing to Buyer any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Buyer or which would render inaccurate any of the representations, warranties or statements set forth in Article III hereof. No information provided to Buyer pursuant to this Section shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement or in any Related Agreement.

     5.10. Exclusivity. Until Closing or until this Agreement is terminated in
           -----------
accordance with the provisions of Section 9.1, none of Seller or the Company or any of their respective directors, officers, employees, representatives, agents or Affiliates shall, directly or indirectly, solicit, initiate, encourage, respond favorably to, permit or condone inquiries or proposals from, or provide any confidential information to, or participate in any discussions or negotiations with any Person (other than Buyer, its directors, officers, employees, representatives and agents) concerning (a) any merger, sale of assets not in the ordinary course of business, acquisition, business combination, change of control or other similar transaction involving the Company, or (b) any purchase or other acquisition by any Person of the Company Shares, or (c) any sale or issuance by the Company of any shares of its capital stock. Until Closing or until this Agreement is terminated in accordance with the provisions of Section 9.1, Seller will promptly advise Buyer of, and communicate to Buyer the terms and conditions of (and the identity of the Person making), any such inquiry or proposal received.

     5.11. Excluded Liabilities. Prior to the Closing Date, Seller shall pay,
           --------------------
discharge or assume, or provide the Company with sufficient funds to pay and discharge in full, all indebtedness of the Company for borrowed money.

     5.12. Tax Matters.
           -----------

          (a) Seller and Buyer recognize that the Company has joined with Seller in filing consolidated Income Tax Returns. Seller shall include (to the extent required by law) the taxable income or loss, and all other items, of the Company (including any taxable gain or loss arising out of the transactions contemplated by this Agreement, any deferred items triggered by the Treasury Regulations related to consolidated returns, and any excess loss accounts taken into income under Treas. Reg. (S)1.1502-19) for periods ending before or on the Closing Date, in its unitary, consolidated or combined Tax Returns covering such periods.

          (b) For any taxable year of the Company that does not end on, and would otherwise extend beyond, the Closing Date, there shall be a deemed short taxable year ending on and including such date ("Pre-Closing Short Year") and a second deemed short taxable year beginning on and including the date after such date ("Post-Closing Short Year"). The allocation on Tax Returns measured by income between deemed short taxable years shall be consistent with Federal income Tax Returns and in all other cases shall be pro rata except for items of income or loss arising from an extraordinary event, which shall be reflected in the period in which such event occurred. Seller shall prepare a schedule allocating, on a basis consistent with the "closing of the books" of the Company on the Closing Date, the taxable income or loss, and all other items, of the Company, between the Pre-Closing Short Year and the Post-Closing Short Year.

          (c) Seller shall be responsible for, and shall have ultimate discretion with respect to, (i) all Tax Returns required or permitted by applicable law to be filed by the Company (or by Seller on its behalf) with respect to periods that end on or before the Closing Date, including the Pre-Closing Short Year, (ii) any elections related to such Tax Returns and (iii) any Audit (including the execution of any waiver of limitation with respect to any Audit) relating to any such Tax Returns; provided, however, that in the event that any Audit for which the Seller is responsible pursuant to this Section 5.12(c) could reasonably be expected to result in a material increase in Tax liability for which Buyer or the Company would be liable, Seller shall so inform Buyer and the Company, as set forth in Section 5.12(f), and shall consult with Buyer and the Company regarding such matters, but Seller shall retain full control over such Audit and the disposition of all issues. Buyer and the Company shall cooperate with Seller for the purpose of making any election under applicable law.

          (d) Buyer and the Company shall be responsible for, and shall have ultimate discretion with respect to, (i) all Tax Returns required to be filed by the Company with respect to periods that begin after the Closing Date, including the Post-Closing Short Year and (iii) any Audit (including the execution of any waiver of limitations with respect to any Audit) relating to any such Tax Returns; provided, however, that in the event that any Audit for which the Buyer and the Company are responsible pursuant to this Section 5.12(d) could reasonably be expected to result in a material increase in Tax liability for which Seller would be liable, Buyer shall so inform Seller, as set forth in
Section 5.12(f), and shall consult with Seller regarding such matters, but Buyer and the Company shall retain full control over such Audit and the disposition of all issues.

          (e) After the Closing Date, Buyer and the Company, on the one hand, and Seller, on the other hand, shall (i) to the extent any such Audit or adjustment could result in liability to the other party under this Agreement, annually provide to the other party notice of the status of any Audits and taxable periods that shall remain open for adjustments with respect to the Company and of any such Audits or taxable periods that shall have closed during said annual period, (ii) provide, or cause to be provided, to each other's respective subsidiaries, officers, employees, representatives and Affiliates, such assistance as may reasonably be requested, including making available employees and the books and records of the Company, by any of them in connection with the preparation of any Tax Return or any Audit of the Company in respect of which Buyer, the Company or Seller, as the case may be, is responsible pursuant to Sections 5.12(c) or (d) hereof and (iii) retain, or cause to be retained, for so long as any such taxable periods or Audits shall remain open for adjustments, any records or information which may reasonably be relevant to any such Tax Returns or Audits. Upon the reasonable request of the other party, the party in possession of any such records shall either retain such records for longer time periods or turn such records over to the possession of the other party.

          (f) Buyer and the Company, on the one hand, and Seller, on the other hand, shall promptly inform, keep regularly apprised with respect to, and notify the other party in writing not later than (10) ten business days after the receipt of any notice of any Audit for which it was responsible pursuant to
Section 5.12(c) or (d) hereof which could affect the Tax liability of such other party for any taxable period.

          (g) Seller and Buyer agree that the purchase of Company Shares by Buyer is intended to constitute a "qualified stock purchase" within the meaning of section 338(d)(3) of the Code and comparable provisions under Virginia Tax law. Seller acknowledges that the Company is a member of its consolidated group for Income Tax purposes. After the Closing Date, Buyer and Seller shall make a valid election under Section 338(h)(10) of the Code and a comparable election under Virginia Tax Law with respect to the Company (collectively, the "Section 338(h)(10) Election" or the "Election"). Buyer and Seller shall cooperate fully with each other in the making of the Section 338(h)(10) Election. Buyer shall submit to Seller, in unsigned draft, an Internal Revenue Service Form 8023 (or equivalent form then in effect), and comparable forms required by Virginia Tax authorities (collectively, the "Section 338(h)(10) Election Forms" or the "Forms"). Such draft Section 338(h)(10) Election Forms provided by Buyer to Seller shall be complete, with any required attachments, except that Seller shall provide the information relating to itself on such Forms (Section F of Form 8023 and comparable provisions in any Virginia forms). If Seller does not provide such information within fifteen (15) business days after receipt of the draft Forms, Buyer may complete such sections of the Form to the best of its ability. Upon completion of the drafts, Buyer shall prepare the final Section 338(h)(10) Election Forms and shall submit such Forms (with any information schedules and other material necessary to make the Section 338(h)(10) Election) to Seller for Seller's signature no later than sixty (60) days prior to the due date for such Election. Seller shall sign such Section 338(h)(10) Election Forms and return such Forms to Buyer within fifteen (15) days after receiving them. Buyer shall file all Section 338(h)(10) Election Forms in a timely and proper manner, and Seller and Buyer each shall take any other actions necessary to ensure the effectiveness of the Election (including filing copies of the Section 338(h)(10) Election Forms with their respective Tax Returns), and shall file all Tax Returns in a manner consistent with the Section 338(h)(10) Election.

          (h) The Consideration and other deemed asset purchase price items (such as liabilities of the Company and acquisition and selling costs) shall be computed and allocated by the parties in accordance with applicable Treasury Regulations. Buyer shall prepare an allocation of the Consideration and such items and, no later than one hundred twenty (120) days after the Closing Date, shall submit it to Seller for review, together with such schedules, work papers and other background information that Seller shall reasonably request. Seller shall adopt this allocation (with adjustments for the parties' transaction costs and the like), unless it reasonably objects thereto no later than thirty (30) days after receipt of such allocation, in which event Seller and Buyer shall negotiate in good faith in an effort to agree upon an allocation; provided, however, that, irrespective of any disagreement on allocation or any other matter, Buyer and Seller shall take all necessary steps to ensure the effectiveness of the Section 338(h)(10) Election.

          (i) Seller shall be liable for, and shall indemnify, defend and hold Buyer harmless from and against, and shall be entitled to any reductions in or refunds of, any and all Taxes (excluding any Taxes reflected in Closing Date Net Working Capital), imposed on or with respect to Seller, the Company or their respective assets, operations or activities for any Tax period that ends on or before the Closing Date (including the Pre-Closing Short Year), including any liability for Taxes imposed on the Company under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, foreign law), as a transferee or successor to any person, by contract or otherwise and including any liability for Taxes arising from making the Section 338(h)(10) Elections; provided, however, that Seller shall not be liable for any Taxes resulting from any action taken by the Company or Buyer after the Closing without Seller's written consent (including, without limitation, the filing of any amended Tax Return for any period ending on or before the Closing Date, any action inconsistent with Seller's rights under Section 5.12(c), and any action taken outside the ordinary course of business and occurring on the Closing Date).

          (j) Buyer shall be liable for, and shall indemnify, defend and hold Seller harmless from and against, and shall be entitled to any reductions in or refunds of, any and all Taxes imposed on or with respect to the Company or its operations, ownership, assets or activities for any periods that begin after the Closing Date (including the Post-Closing Short Year) and for any Taxes resulting from any action taken by the Company or Buyer after the Closing without Seller's written consent (including, without limitation, the filing of any amended Tax Return for any period ending on or before the Closing Date, any action inconsistent with Seller's rights under Section 5.12(c), and any action taken outside the ordinary course of business and occurring on the Closing Date).

          (k) Notwithstanding anything to the contrary in this Agreement, Seller shall be liable for and pay (x) any and all transfer Taxes arising out of the transfer of the stock of the Company hereunder and (y) any sales, use or other transfer Taxes that are not included in Closing Date Net Working Capital but which arise out of any transactions reflected in the Company's accounts receivable that are included in Closing Date Net Working Capital. Seller shall indemnify, defend and hold Buyer and the Company harmless against any and all such transfer Taxes.

          (l) Seller shall be responsible for, and shall indemnify Buyer and the Company and hold each of them harmless from and against, all Taxes of the Company and its successors (and any related costs, including accounting and attorneys' fees) attributable to any failure of the Section 338(h)(10) Election to be effective by reason of any action or failure to act on the part of the Seller or any of its Affiliates.

(m) Buyer shall be responsible for, and shall indemnify Seller and hold Seller harmless from and against all Taxes of Seller (and any related costs, including accounting and attorneys' fees) attributable to any failure of the Section 338(h)(10) Election to be effective by reason of any action or failure to act on the part of Buyer.

          (n) As of the Closing Date, any and all tax-sharing or similar agreements to which (i) the Company and (ii) the Seller or any of the Seller's Affiliates are parties shall terminate. Neither the Company, the Seller, nor any Affiliate thereof shall have any obligation or right with respect to each other under any such prior agreement after the Closing.

     5.13. Employment and Employee Benefit Matters.
           ---------------------------------------

          (a) As of the Closing Date, Buyer shall have in place employee benefits plans, policies, and procedures substantially similar to those that are available to the employees of the Company and are listed on Schedule 3.15,
                                                            -------------
provided that the Buyer's group health plan shall not contain a preexisting condition limitation or exclusion applicable to the employees of the Company participating in the Company's group health plan as of the Closing Date, and provided further that the Buyer shall have no obligation to establish any defined benefit pension plan, as defined in section 3(35) of ERISA, or to establish any stock option plan, stock purchase plan, stock appreciation rights plan, or any other type of plan awarding benefits based directly or indirectly on any forms of equity in the Buyer or any Affiliate of the Buyer, or to establish any program providing discounted communications services.

          (b) Savings Plan. As soon as administratively feasible after the
              ------------
Closing Date, Seller shall cause all contributions on behalf of all employees of the Company as of the Closing Date (the "Company Employees") to be made to the CFW Communications Company Savings and Security Plan (hereinafter referred to as the "Seller Savings Plan") for payroll periods covering the period through the Closing Date. As of the Closing Date, the Buyer shall establish a defined contribution plan (hereinafter referred to as the "Buyer Savings Plan"). Buyer shall cause the Buyer Savings Plan to recognize the past service of the Company Employees with the Company or any other ERISA Affiliate for purposes of eligibility and vesting to the extent such service was recognized for such purposes under the Seller Savings Plan immediately prior to the Closing Date. Seller shall transfer to the Buyer, as soon as administratively feasible following the Closing Date, any payroll or other records necessary to calculate such prior service. Buyer shall cause the Buyer Savings Plan to permit the rollover of any "eligible rollover distributions" (as defined in section 402(c) of the Code) from the Seller Savings Plan, to the extent permitted under section 402(c) of the Code and the rules and regulations promulgated thereunder.

          (c) Pension Plan. Effective as of the Closing Date, all "affected
              ------------
employees," as provided under section 411(d)(3) of the Code, shall be fully vested in benefits accrued under the Revised Retirement Plan for the Employees of CFW Communications Company (hereinafter referred to as the "Seller Pension Plan") as of the Closing Date. Effective as of the Closing Date, the Seller shall amend the Seller Pension Plan with respect to participants who are represented by the United Paperworkers International Union Local 437. Such amendment shall cause the Seller Pension Plan to recognize as service with the Seller for all purposes under the Seller's Pension Plan based on such participant's regular work schedule the period, if any, after the Closing Date in which such participants are entitled to participate in a defined benefit retirement plan; provided, however, that such period shall end no later than December 31, 2000 (the "Special Service Period"). Such amendment shall also provide that, in computing such participant's "monthly highest average compensation" (as defined in the Seller's Pension Plan), such participant shall be deemed to have been compensated during the Special Service Period at the rate equal to the participant's "monthly highest average compensation" (as defined in the Seller's Pension Plan) as of the Closing Date. As soon as administratively feasible after the end of the Special Service Period, the Seller will advise the Buyer of the present value of the benefits accrued under the Seller Plan by such participants during the Special Service Period using the actuarial assumptions and methods used by the Seller Pension Plan for funding purposes. Buyer shall pay such amount to the Seller within sixty days after Seller advised the Buyer of such present value. Seller shall retain sole liability and responsibility for satisfaction of any funding requirements, Pension Benefit Guaranty Corporation insurance premiums, taxes or penalties, or any other obligations relating to the Seller Pension Plan and the vesting of the affected employees in benefits under the Seller Pension Plan.

          (d) Group Health Plan. Seller shall retain sole liability and
              -----------------
responsibility for payment of and shall pay all claims of Company Employees under any group health plan sponsored by the Seller to the extent such claims are incurred prior to the Closing Date. For purposes of this section, claims incurred prior to the Closing Date shall mean all such costs for medical services performed prior to the Closing Date.

          (e) COBRA. Seller will be responsible for satisfying obligations under
              -----
Section 601 et seq of ERISA and Section 4980B of the Code, to provide continuation coverage to or with respect to any Company Employee in accordance with the law with respect to any "qualifying event" occurring on or before the Closing Date.

          (f) Flexible Spending Accounts. Buyer agrees to establish a cafeteria
              --------------------------
plan arrangement under Section 125 of the Code with a flexible spending account arrangement substantially similar to the program maintained by the Seller as of the Closing Date. Seller will cause to be transferred as soon as administratively feasible following the Closing Date to the Buyer's cafeteria plan the outstanding account balances as of the date of the transfer of Company Employees under the Seller's flexible spending account arrangement, reduced (but not below zero) by the aggregate amount by which the benefits paid to any Employee under the Seller's flexible spending account arrangement for the current plan year through the Closing Date exceed such Employee's contributions to the Seller's flexible spending account arrangement for the current plan year through the Closing Date. Buyer agrees upon completion of the transfer that it will cause the Buyer's cafeteria plan to provide benefits in the form of payments from the affected employee's flexible spending accounts.

          (g) Disability and Workers' Compensation. Seller shall assume
              ------------------------------------
responsibility for all disability benefits payable after the Closing Date with respect to those Company Employees who are on sick leave on the Closing Date and who subsequently qualify for short-term and/or long-term disability benefits. Seller shall be responsible for all workers' compensation claims, occupational diseases claims and employer liability claims incurred on or before the Closing Date, whether reported or unreported on the Closing Date, brought by or in respect of any Company Employees regardless of when notice of such claims are filed.

          (h) Employment Agreements. Seller hereby assumes all obligations under
              ---------------------
and all liability for and shall make payment of all amounts payable under any employment agreement between the Company and any employee thereof under any provisions in any such employment agreement relating to change in ownership, management or employment responsibilities or compensation, or change in control that are applicable in connection with the instant transaction.

          (i) Benefits Payable. Seller shall retain sole liability and
              ----------------
responsibility for payment (and all expenses associated therewith) of all amounts (whether cash, stock or other property) payable to employees of the Company under all Benefit Plans sponsored by the Seller, including, but not limited to, any awards of equity based compensation (including, without limitation, options on Seller's Capital Stock) under any employment agreement, and further shall indemnify the Buyer for any claims against Buyer or the Company for any and all amounts due under any such Benefit Plan maintained by the Seller.

          (k) (j) Prior to or at Closing, Seller shall cause to vest any unvested options to purchase stock of Seller granted prior to the Execution Date to David L. Gibson under any existing stock option agreement of Seller or the Company.

     5.14. Non-Competition.
           ---------------

          (a) Except as Buyer may expressly agree in writing, and except to the extent Seller will continue to provide directory assistance services to customers of and using Seller's existing incumbent local exchange carrier business, Seller agrees that for a period of three (3) years after the Closing Date (the "Non-Competition Period"), Seller shall not, and shall not permit any of its Affiliates (except for officers, directors, and employees outside of their capacity as such) to, directly or indirectly:

               (i) engage in, control, advise, manage, or act as a consultant to any business which conducts activities the same as those conducted by the Company as of the Closing Date;

               (ii) solicit, divert or attempt to solicit or divert any party who is, was, or was solicited to become, a customer or supplier of the Company for directory assistance services at any time prior to the Closing Date;

               (iii) employ David L. Gibson or solicit for employment any person who is employed in a capacity providing directory assistance services or related services on behalf of the Company, provided, however, that Seller may offer employment and/or early retirement to the following former employees of Seller: Jean Ann Alexander, Ruth S. Keith, Donald E. Lafferty, William B. Reid and Cynthia K. Wright.

For purposes of this Section, the phrase "directly or indirectly" shall include acts or omissions as partner, joint venture, employer, agent, consultant, or owner of any interest in, any Person.

          (a) Except as Seller may expressly agree in writing, Buyer agrees that during the Non-Competition Period, Buyer shall not, and shall not permit any of its Affiliates to, directly or indirectly, solicit for employment any person who is employed by the Seller; provided, however, that Buyer and its Affiliates shall (i) be permitted but not required to employ the following persons employed by Seller: one person currently employed by Seller primarily providing human resources services, one person currently employed by Seller primarily providing engineering services, and one person employed by Seller primarily providing accounting services, and (ii) be permitted to solicit employees of Seller in connection with the foregoing clause (i).

          (b) If at any time any of the provisions of this Section 5.14 shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, area, scope of activity or otherwise, then this
Section 5.14 shall be considered divisible (with the other provisions to remain in full force and effect) and the invalid or unenforceable provisions shall become and be deemed to be immediately amended to include only such time, area, scope of activity and other restrictions, as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and Seller and Buyer expressly agree that this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

          (c) The parties hereto agree that any damage caused to Buyer or Seller, as the case may be, by reason of the breach by Seller or Buyer, as the case may be, or any of its Affiliates of this Section 5.14 would cause irreparable harm that could not be adequately compensated for in monetary damages alone; therefore, each party agrees that, in addition to any other remedies, at law or otherwise, the Buyer or Seller, as the case may be, shall be entitled to an injunction issued by a court of competent jurisdiction restraining and enjoining any violation by Seller or Buyer, as the case may be, or any of their Affiliates of this Section 5.14

     5.15  Sale of Telegate Shares. Seller shall consult with and involve
           -----------------------
Telegate, and such bankers or other representatives as are or shall be designated by Telegate, prior to and in connection with selling such Telegate Shares acquired by Seller as payment of the Stock Consideration.

     5.16. AT&T Reimbursement.
           ------------------

          (a) Prior to or at Closing, Seller shall transfer to the Company all monies paid by AT&T to Seller for upgrades to the Company's network and enhancements to the Company's directory assistance capabilities to the extent that at Closing such payments by AT&T exceed capital expenditures (and related non-capital expenditures) made by Seller for such network upgrades and enhancements to the Company's directory assistance capabilities.

          (b) To the extent that at Closing such payments by AT&T to Seller for such upgrades and enhancements are less than the capital expenditures (and related non-capital expenditures) made by Seller for such upgrades and enhancements (the "AT&T Reimbursement Amount"), Buyer and Seller shall mutually agree prior to Closing on the estimated AT&T Reimbursement Amount. At Closing, Buyer shall deliver to the escrow agent, pursuant to the terms of the Escrow Agreement, an amount in cash equal to the estimated AT&T Reimbursement Amount (the "Escrowed Amount"). The Escrowed Amount shall be held in escrow to cover payment of the AT&T Reimbursement Amount and shall be paid to the Seller pursuant to the terms thereof. The transfer to the Company by Seller of monies paid by AT&T, or the reimbursement of Seller by Buyer pursuant to the Escrow Agreement, as the case may be, shall be disregarded for purposes of calculating the Closing Date Net Working Capital. Seller shall permit Buyer and its representatives, during business hours and upon reasonable notice, to review the records of Seller's expenditures for upgrades to the Company's network and enhancements to the Company's directory assistance capabilities.

     5.17. NCO Litigation. Seller shall purchase from the Company for cash at
           --------------
Closing the account receivable owed by NCO and at Closing Seller shall assume responsibility for the NCO litigation, including Seller paying any and all costs and attorney's fees incurred in collecting outstanding monies owed by NCO and Seller receiving any monies recovered from NCO. The purchase price for such receivable shall equal the net amount of such receivable as reflected on the Company's December 31, 1999 balance sheet.

     5.18. LSSI Stock. Prior to or at Closing, Seller shall convey to the
           ----------
Company all of Seller's right, title, and interest in and to 2,500,000 shares of common stock of LSSI, which shares represent all of the LSSI shares owned by Seller. The transfer to the Company by Seller of such LSSI shares shall be disregarded for purposes of calculating the Closing Date Net Working Capital. Seller shall assign to the Company any contractual rights it may possess, by shareholders' agreement or otherwise, to participate in the management of, or control any appointment to the board of directors of, LSSI, but only if such rights may be assigned. If consent from any third party is required to assign such rights, Seller agrees to use best efforts to obtain such consent.

     5.19. Company Real Property Distribution. Prior to or at Closing, the
           ----------------------------------
Company shall distribute to Seller the call centers owned by the Company as of the date hereof in Clifton Forge, Virginia and Waynesboro, Virginia. Seller shall pay all costs, including any applicable taxes, associated with such distribution.

     5.20. Call Centers Lease Agreements. Prior to or at Closing, Seller and the
           -----------------------------
Company shall execute the Call Centers Lease Agreements.

     5.21. Telecommunications Services and Collocation Lease Agreement. Prior to
           -----------------------------------------------------------
or at Closing, Seller and the Company shall execute the Telecommunications Services and Collocation Lease Agreement. The Telecommunications Services and Collocation Lease Agreement shall be negotiated between Buyer and Seller and shall provide for Seller to provide Company with such telecommunications services and facilities and collocation space as are currently provided by Seller to the Company, and as may be reasonably requested by the Company in the future, on reasonable rates, terms, and conditions. The reasonableness of such rates, terms, and conditions shall be determined with reference to the amounts paid by telecommunications carriers to incumbent local exchange carriers for such services, facilities, and space.

     5.22. Directory Assistance Agreement. Prior to or at Closing, Seller
           ------------------------------
and the Company shall execute the Directory Assistance Agreement.

     5.23. Transitional Services Agreement. Prior to or at Closing, Seller and
           -------------------------------
the Company shall execute the Transitional Services Agreement.

     5.24. LSSI Agreement. Prior to Closing, the Company shall execute an
           --------------
agreement with LSSI, in a form reasonably acceptable to Buyer, reflecting the arrangements existing as of the date hereof for the Company to use LSSI's database, and for LSSI to locate its database in space provided as of the date hereof by Seller to LSSI.

     5.25. AT&T Agreement. Following Closing, Seller shall use reasonable
           --------------
efforts to cause AT&T to continue using the Company as a provider of directory assistance services.

     5.26. Name Change. At Closing, Seller shall cause the Company to change its
           -----------
corporate name to a name designated by the Buyer, such name not to include "CFW" or any other Intellectual Property of the Seller.


                                   ARTICLE VI


                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

          The obligations of Buyer under Article II of this Agreement are subject to the satisfaction or waiver by Buyer of the following conditions precedent on or before the Closing Date:

     6.1.  Warranties True as of Both Present Date and Closing Date. The
           --------------------------------------------------------
representations and warranties of Seller contained herein and qualified as to materiality shall have been accurate, true and correct, and those not so qualified shall be true and correct in all material respects, in each case, on and as of the date of this Agreement, and shall also be accurate, true and correct to the same extent on and as of the Closing Date with the same force and effect as though made by Seller on and as of the Closing Date.

     6.2.  Compliance with Agreements and Covenants. Seller and the Company
           ----------------------------------------
shall have performed and complied with all of their respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

     6.3.  Consents and Approvals. Buyer shall have received written evidence
           ----------------------
reasonably satisfactory to it that all Consents for the consummation of the transactions contemplated hereby or the ownership and operation by Buyer of the Company have been received.

     6.4.  Expiration of HSR Waiting Period. The applicable waiting period under
           --------------------------------
the HSR Act shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of the transactions contemplated by this Agreement.

     6.5.  Documents. Buyer shall have received all of the agreements, documents
           ---------
and items specified in Section 8.2.

     6.6.  Company Material Adverse Change. No Material Adverse Change shall
           -------------------------------
have occurred and no event shall have occurred which is likely to have a Material Adverse Effect.

     6.7.  Actions or Proceedings. No action or proceeding by any Governmental
           ----------------------
Authority or other Person shall have been instituted or threatened which could enjoin, restrain or prohibit, or could result in substantial damages in respect of any provision of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby.

     6.8.  AT&T Agreement. The AT&T Directory Assistance Agreement shall be
           --------------
valid and in effect and neither the Company nor AT&T shall have breached any material provision of, nor be in default under a material term of, such contract. AT&T shall have continued to fulfill its commitment to pay for such upgrades to the Company's network as are contemplated in the AT&T Directory Assistance Agreement.

6.9. Gibson Employment Agreement. The Gibson Employment Agreement shall be in
     ---------------------------
full force and effect and there shall have been no default thereunder by David
L. Gibson.

                                   ARTICLE VII


                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

           The obligations of Seller under Article II of this Agreement are subject to the satisfaction or waiver by Seller of the following conditions precedent on or before the Closing Date:

     7.1.  Warranties True as of Both Present Date and Closing Date. The
           --------------------------------------------------------
representations and warranties of Buyer and Telegate contained herein and qualified as to materiality, shall have been accurate, true and correct, and those not so qualified shall be true and correct in all material respects in each case, on and as of the date of this Agreement, and shall also be accurate, true and correct to the same extent on and as of the Closing Date with the same force and effect as though made by Buyer and Telegate on and as of the Closing Date.

     7.2.  Compliance with Agreements and Covenants. Buyer and Telegate shall
           ----------------------------------------
have performed and complied with all of their covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

     7.3.  Consents and Approvals. Seller shall have received written evidence
           ----------------------
reasonably satisfactory to it that all Consents for the consummation of the transactions contemplated hereby have been received.

     7.4.  Expiration of HSR Waiting Period. The applicable waiting period under
           --------------------------------
the HSR Act shall have expired or have been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of the transactions contemplated by this Agreement.

     7.5.  Documents. Seller shall have received all of the agreements,
           ---------
documents and items specified in Section 8.3.

     7.6.  Actions or Proceedings. No action or proceeding by any Governmental
           ----------------------
Authority or other Person shall have been instituted or threatened which could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby.


                                  ARTICLE VIII


                                    CLOSING

     8.1.  Closing. The Closing shall occur at the offices of Hunton & Williams,
           -------
951 East Byrd Street, Riverfront Plaza, East Tower, Richmond, Virginia, at 10:00 a.m. on the tenth Business Day after the conditions precedent to Closing specified in Articles VI and VII shall have occurred or been waived or such prior date mutually agreed upon by the parties hereto (the "Closing Date"). The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, 12:01 a.m. on the Closing Date.

     8.2.  Deliveries by Seller. At the Closing, in addition to any other
           --------------------
documents or agreements required under this Agreement, Seller shall deliver to Buyer the following:

          (a) Certificates evidencing all of the Company Shares, which certificates shall be duly endorsed in blank or accompanied by duly executed stock powers;

          (b) The resignations of the persons listed in Schedule 8.2(b) as
                                                        ---------------
directors and officers of the Company;

          (c) Except for those Liens specified on Schedule 8.2(c), a written
                                                  ---------------
statement from each Person holding a Lien upon any of the assets of the Company, or upon any Company Shares, confirming the repayment of the indebtedness secured thereby and the release as of the Closing Date of (i) such Lien and (ii) all obligations under any and all Contracts relating thereto;

          (d) Certificates dated the Closing Date of an executive officer of each of the Seller and the Company certifying as to the compliance by Seller and the Company, as the case may be, with Sections 6.1, 6.2, 6.3 and 6.4;

          (e) The Articles of Incorporation of the Company certified by the

Secretary of State or equivalent Person of the jurisdiction of incorporation of the Company, and Bylaws or similar instrument of the Company, certified by the Secretary of the Company;

          (f) An opinion as to the matters set forth in Sections 3.1 (first and second sentence), 3.2, 3.3, 3.4 and 3.7 (but only with respect to whether the assets of the Company and the Seller Directory Assistance Assets are free and clear of any lien and whether the Company has good and valid title to the LSSI shares), dated the Closing Date, of Hunton & Williams, counsel for Seller and the Company, which opinion shall not be governed or qualified by, or otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991);

          (g) Certificates of the Secretaries of the Seller and the Company certifying resolutions of the Boards of Directors of the Seller and the Company approving this Agreement, the Seller's and Company's respective Related Agreements and the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of the Seller and the Company);

          (h) Duly executed originals of each of the Related Agreements; and

          (i) A duly executed certificate of Seller in the form specified by Treas. Reg. (S)1.1445-2(b)(2).

     8.3.  Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller
           -------------------
the following:

          (a) The Cash Consideration, payable by wire transfer of immediately available funds and the Stock Consideration or evidence that the Stock Escrow has been delivered pursuant to the Stock Escrow Agreement, as the case may be, payable by delivery of certificates evidencing the number of Telegate Shares determined in accordance with Section 2.2(b) of this Agreement, which certificates shall be duly endorsed in the name of the Seller;

          (b) Certificates, dated the Closing Date, of an executive officer of each of Buyer and Telegate, certifying as to compliance by Buyer and Telegate as the case may be, with Sections 7.1, 7.2, 7.3 and 7.4;

          (c) A certificate of the Secretary of the Buyer and Telegate certifying resolutions of the Board of Directors of the Buyer and Telegate approving this Agreement and the Buyer's and Telegate's Related Agreements and the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Buyer and Telegate);

          (d) An opinion as to the matters set forth in Sections 4.1, 4.2 and
4.3 dated the Closing Date, of Harris, Wiltshire & Grannis LLP, counsel for Buyer and Telegate, and an opinion as to the matters set forth in Section 4.5 of German counsel to Telegate (which opinion shall be delivered with the Stock Consideration and not at Closing if the Stock Consideration is delivered subsequent to Closing), which opinions shall not be governed or qualified by, or otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law

(1991). Harris, Wiltshire & Grannis LLP shall be entitled to reply upon an opinion of German counsel as to matters of German law.

                                   ARTICLE IX


                                   TERMINATION

     9.1.  Termination. This Agreement may be terminated at any time on or prior
           -----------
to the Closing Date:

          (a) With the mutual consent of Seller and Buyer;

          (b) By Seller or Buyer, if the Closing shall not have taken place on or before July 14, 2000;

          (c) By Buyer, if there shall have been a material breach of any material representation or warranty or any material covenant or other agreement of Seller or of the Company hereunder, and such breach shall not have been remedied within fifteen (15) Business Days after receipt by Seller of a notice in writing from Buyer specifying the breach and requesting such be remedied; or

          (d) By Seller, if there shall have been a material breach of any material representation or warranty or any material covenant or other agreement of Buyer hereunder, and such breach shall not have been remedied within fifteen
(15) Business Days after receipt by Buyer of notice in writing from Seller specifying the breach and requesting such be remedied.

     9.2.  Effect of Termination. If this Agreement is terminated pursuant to
           ---------------------
Section 9.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 5.4(b), (d) and 11.1, which shall survive the termination of this Agreement, except that no such termination shall relieve any party from liability for any prior willful breach of this Agreement.


                                    ARTICLE X


                                 INDEMNIFICATION

     10.1. Survival. Except as otherwise specified, the representations and
           --------
warranties of Seller contained herein shall survive a period expiring eighteen
(18) months after the Closing Date, except that (a) the representations and warranties contained in Section 3.20 shall survive until the close of business on the 90th day after the expiration of the applicable statute of limitations with respect to applicable Environmental Laws, and (b) the representations and warranties contained in Sections 3.2 and 3.4 shall survive forever. The representations and warranties of Buyer and Telegate contained herein shall survive the Closing for a period expiring at the close of business on the date that is eighteen (18) months after the Closing Date except that the representations and warranties set forth in Sections 4.2, 4.5 and 4.6 hereof shall survive forever.

     10.2. Indemnification by Seller. Seller agrees to indemnify Buyer, and its
           -------------------------
Affiliates (including, after the Closing, the Company), and their respective officers, directors, employees, agents and representatives (excluding, in any event, Seller), against, and agrees to hold them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following; provided, however, that such indemnification shall be the sole remedy for Buyer for any and all such Losses:

          (a) any breach of or any inaccuracy in any representation or warranty made by Seller or the Company in this Agreement or any Related Agreement to which Seller or the Company is a party, or any document delivered by Seller or the Company at the Closing. Buyer's claim shall have been made in writing to Seller not later than the expiration of the time periods set forth in Section 10.1; or

          (b) arising out of the ongoing dispute and litigation (including without limitation any future claims or counterclaims) between NCO and LSSI; or

          (c) arising out of the Company's participation in any Benefit Plan sponsored by the Seller, including without limitation the Seller's Savings Plan and the Seller's Pension Plan, and also including without limitation any Losses associated with the partial termination of the Seller's Pension Plan; or

          (d) any breach of or failure by Seller or the Company to perform any covenant or obligation set out or contemplated in this Agreement or any Related Agreement or any document delivered by Seller or the Company at the Closing.

     10.3. Indemnification by Buyer. Buyer and Telegate agree, jointly and
           ------------------------
severally, to indemnify Seller and its Affiliates, and their respective officers, directors, employees, agents and representatives, against, and agree to hold it harmless from, any and all Losses incurred or suffered by it relating to or arising out of or in connection with any of the following:

          (a) any breach of or any inaccuracy in any representation or warranty made by Buyer or Telegate in this Agreement or any Related Agreement to which Buyer or Telegate is a party, or any document delivered by Buyer at Closing. Seller's Claim shall have been made in writing to Buyer or Telegate not later than the expiration of the time periods set forth in Section 10.1; or

          (b) any breach of or failure by Buyer to perform any covenant or obligation set out or contemplated in this Agreement or any Related Agreement or any document delivered at the Closing.

     10.4. Claims. The provisions of this Section shall be subject to Section
           ------
10.6. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the Indemnified Person shall promptly give notice to the indemnifying person of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within thirty (30) days of receiving notice thereof, the Indemnified Person shall be entitled to recover, on the thirty-fifth day after such notice was given, from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted; if the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover, on the thirty-fifth day after such notice was given, from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person's claim for the difference.

     10.5. Notice of Third-Party Claims; Assumption of Defense. The Indemnified
           ---------------------------------------------------
Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

     10.6. Settlement or Compromise. Any settlement or compromise made or caused
           ------------------------
to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any claim, suit, action or proceeding shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person will give the Indemnifying

Person at least thirty (30) days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise. Notwithstanding the foregoing, Seller shall not enter into any settlement or compromise of any claim, action or proceeding relating to Taxes imposed with respect to the operations of the Company which could effect taxable period(s) of the Company after the Closing Date without consulting Buyer.

     10.7. Failure of Indemnifying Person to Act. In the event that the
           -------------------------------------
Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

     10.8. Tax Character. Seller and Buyer agree that any indemnity payments
           -------------
pursuant to this Agreement will be treated for federal and state income tax purposes as adjustments to the purchase price of the Company Shares, and that they will report such payments on all Tax Returns consistently with such characterization.

     10.9. Basket; Cap. Seller shall not be required to indemnify Buyer under
           -----------
Section 10.2(a) or (d) hereof and Buyer and Telegate shall not be required to indemnify Seller under Section 10.3(a) or (b) hereof (i) unless and until the amount of all Losses for which indemnification is sought by the indemnified party hereunder first exceeds $200,000, in which event the party seeking indemnification may recover all of its Losses, other than the initial $200,000; or (ii) from and after such time that the aggregate amount of Losses for which the indemnified party has been indemnified under Sections 10.2 or 10.3 hereof, as the case may be, exceeds $7,100,000.

           10.10. Tax Indemnity
                  -------------

          (a) In the case of any indemnity described in Section 10.10(b), regardless of whether the Taxes for which indemnity is being claimed result from the breach of a representation in Section 3.18 or breach of a covenant in
Section 5.12 hereof ("Tax Indemnity"), obligations and rights shall be governed by this Section 10.10 to the extent inconsistent with the remainder of this
Article X.

          (b) From and after the Closing Date, subject to the terms and conditions of this Agreement, Seller, on the one hand, and Buyer, on the other hand (each, as a party from whom indemnification is sought pursuant to the terms of this Agreement, referred to as a "Tax Indemnifying Party"), respectively agrees to indemnify and hold the other party (each, as a party that is seeking indemnification pursuant to the terms of this Agreement, referred to as a "Tax Indemnified Party") harmless from and against any damages, liabilities, losses and expenses (including but not limited to, reasonable accounting and attorneys' fees incurred in defending any claim by a third person) (collectively, "Tax Loss" or "Tax Losses") which may be sustained or suffered by the Tax Indemnified Party to the extent directly resulting from or directly arising out of a breach by the Tax Indemnifying Party of the representations, warranties, covenants or other agreements of the Tax Indemnifying Party contained in this Agreement relating to the respective liabilities of the parties and their Affiliates for Taxes.

          (c) The representations, covenants and warranties set forth in Section
3.18 and Section 5.12 of this Agreement shall survive the Closing Date and shall continue in full force and effect until ninety (90) days after all applicable statutes of limitations, including any waivers and extensions thereof, have expired with respect to the respective Tax period addressed therein.

          (d) In the event that a Tax Indemnified Party believes that it has suffered or will suffer any Tax Loss for which a Tax Indemnifying Party is obligated to indemnify it under this Section 10.10, it shall promptly notify such Tax Indemnifying Party in writing of the Claim (which notice in any event shall be given to the Tax Indemnifying Party within thirty (30) calendar days of the Tax Indemnified Party becoming aware of such Claim), specifying therein the reason why the Tax Indemnified Party believes that the Tax Indemnifying Party is or will be obligated to indemnify the amount, if liquidated, to be indemnified and the basis on which the Tax Indemnified Party has calculated such amount; if not yet liquidated, the notice shall so state; provided, however, that the failure of a Tax Indemnified Party to give notice to the Tax Indemnifying Party as required under this subsection shall relieve the Tax Indemnifying Party of its tax indemnity obligations hereunder but only to the extent that the Tax Indemnifying Party shall have been prejudiced thereby.

           (e) Notwithstanding this Article X, indemnification payments with respect to Tax liabilities are not subject to any minimum or maximum limitation.

     10.11. No Duplication. The parties agree that the provisions of this
            --------------
Agreement relating to indemnities shall be interpreted to avoid any duplication of indemnity payment or other remedy.

     10.12  Tax Effected Indemnity. The parties agree that indemnity payments
            ----------------------
under this Agreement shall be computed in a manner to make the Indemnified Person whole on an after-tax basis, taking into account the Income Tax consequences pertaining to the Loss and the indemnity payment and, to the extent practicable, the timing and time value of money relating to such Income Tax consequences.

                                   ARTICLE XI


                                 MISCELLANEOUS

     11.1. Expenses. Seller shall pay all expenses of Seller and the Company
           --------
(including attorney's fees and expenses) and Buyer shall pay all expenses of Buyer (including attorney's fees and expenses), in each case incurred in connection with this Agreement and the transactions contemplated hereby. Buyer shall be responsible for and pay all sales, use, stamp, transfer, service, recording, real estate and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Company Shares.

     11.2. Amendment. This Agreement may be amended, modified or supplemented
           ---------
but
only in writing signed by each of the parties hereto.

     11.3. Notices. Any notice, request, instruction or other document to be
           -------
given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) six (6) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

     If to Seller, addressed as follows:

               CFW Communications Company
               401 Spring Lane
               Waynesboro, Virginia 22980
               Attention:  James S. Quarforth
               Facsimile No.: (540) 946-3595

          with a copy to:

               Hunton & Williams
               Bank of America Plaza, Suite 4100
               600 Peachtree Street, N.E.
               Atlanta, Georgia 30308
               Attention:  David M. Carter
               Facsimile No.: (404) 888-4190

     If to Buyer, addressed as follows:

               Telegate, Inc.
               1600 Wilson Boulevard, Suite 200
               Arlington, VA  22016
               Attention: Brett Haan
               Facsimile No.: (703) 224-1511



          with a copy to:

               Harris, Wiltshire & Grannis LLP
               1200 Eighteenth Street, N.W.
               Suite 1200
               Washington, D.C.  20036
               Attention: Jonathan B. Mirsky
               Facsimile No.: (202) 730-1301

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     11.4. Waivers. The failure of a party hereto at any time or times to
           -------
require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     11.5.  Counterparts. This Agreement may be executed in one or more
            ------------
counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.6.  Interpretation. The headings preceding the text of Articles and
            --------------
Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Articles, Sections, Subsections or Schedules shall refer to those portions of this Agreement. Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

     11.7.  Applicable Law. This Agreement shall be governed by and construed
            --------------
and enforced in accordance with the internal laws of the Commonwealth of Virginia without giving effect to the principles of conflicts of law thereof.

     11.8.  Assignment. This Agreement shall be binding upon and inure to the
            ----------
benefit of the parties hereto and their respective estates, heirs, legal representatives, successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party hereto without the written consent of each other party hereto, except that Buyer may assign its rights to purchase all or any portion of the Company Shares to one or more of its Affiliates without the prior written consent of Seller; provided, further that no such assignment shall (i) limit or affect the Buyer's obligations hereunder, (ii) impair Seller's rights or remedies, or (iii) contravene or violate any law applicable to or impede the transaction contemplated herein.

     11.9.  No Third-Party Beneficiaries. This Agreement is solely for the
            ----------------------------
benefit of the parties hereto and, to the extent provided herein, their respective estates, heirs, successors, Affiliates, directors, officers, employees, former employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

     11.10. Publicity. Prior to the Closing Date, except as required by Law or
            ---------
the rules of any stock exchange, no public announcement or other publicity regarding the transactions referred to herein shall be made by Buyer, Seller, the Company or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of Buyer and Seller, in any case, as to form, content, timing and manner of distribution or publication; provided, however, that nothing in this Section shall prevent such parties from having joint discussions regarding such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions.

     11.11. Effect of Investigation. Any due diligence review, audit or other
            -----------------------
investigation or inquiry undertaken or performed by or on behalf of Buyer or Seller, as the case may be, shall not limit, qualify, modify or amend the representations, warranties or covenants of Seller or Buyer, as the case may be, made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Buyer or Seller, as the case may be.

     11.12. Further Assurances. Upon the reasonable request of Buyer or Seller,
            ------------------
as the case may be, and at such party's expense, Seller or Buyer, as the case may be, will on and after the Closing Date execute and deliver to Buyer or Seller, as the case may be, such other documents, releases, assignments and other instruments as may be required to carry out the purposes of this Agreement.

     11.13. Severability. If any provision of this Agreement shall be held
            ------------
invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     11.14. Remedies Cumulative. Unless otherwise specified, the remedies
            -------------------
provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

     11.15. Entire Understanding. This Agreement and the Related Agreements set
            --------------------
forth the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings among the parties.

     11.16. Jurisdiction of Disputes; Waiver of Jury Trial. In the event any
            ----------------------------------------------
party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, any Related Agreement or any matters described or contemplated herein or therein, with respect to any of the matters described or contemplated herein or therein, the parties to this Agreement hereby (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a federal court of competent jurisdiction located within the city of Alexandria, Virginia, (b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section and to service of process upon them in accordance with the rules and statutes governing service of process; (c) agree to waive to the full extent permitted by law any objection that they may now or hereinafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (d) designate, appoint and direct CT Corporation Systems as its authorized agent to receive on its behalf service of any and all process and documents in any legal proceeding in Alexandria, Virginia; (e) agree to notify the other parties to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly to designate another agent in the city of Alexandria, Virginia, satisfactory to Seller and Buyer, to serve in place of such agent and deliver to the other parties written evidence of such substitute agent's acceptance of such designation; (f) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth here in for communications to such party; (g) agree that any service made as provided herein shall be effective and binding service in every respect; and (h) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by Law.

     EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.


              THE REMAINDER OF THE PAGE IS LEFT BLANK INTENTIONALLY

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


TELEGATE, INC.                         CFW COMMUNICATIONS COMPANY.



By:                                    By:
     --------------------------------       ------------------------------------

Name:                                  Name:
     --------------------------------       ------------------------------------

Title:                                 Title:
     --------------------------------       ------------------------------------



TELEGATE AG                            CFW INFORMATION SERVICES, INC.



By:                                    By:
     --------------------------------       ------------------------------------

Name:      Klaus Harisch               Name:
     --------------------------------       ------------------------------------

Title:                                 Title:
     --------------------------------       ------------------------------------



By:
     --------------------------------

Name:      Dirk Roesing
     --------------------------------

Title:
     --------------------------------